SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Intersections Inc.
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INTERSECTIONS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intersections Inc. (the “Company”) will be held at the Company’s offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 on Wednesday, May 14, 2014 at 11:00 a.m., local time, for the following purposes:

1. To elect seven Directors.

2. An advisory vote on executive compensation.

3. To approve the 2014 Stock Incentive Plan.

4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

5. To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2014 shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

Michael R. Stanfield

Chairman of the Board

Dated: April 16, 2014

Chantilly, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 14, 2014.

The Company’s 2014 Proxy Statement and 2013 Annual Report to Stockholders are available at http://www.proxydocs.com/intx//

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

INTERSECTIONS INC.

3901 STONECROFT BOULEVARD

CHANTILLY, VIRGINIA 20151

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Intersections Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151 on Wednesday, May 14, 2014, at 11:00 a.m., local time, or any adjournments or postponements thereof. Holders of record of the Company’s common stock at the close of business on April 1, 2014 shall be entitled to vote on the matters presented at the Meeting. On April 1, 2014, 18,377,326 shares of common stock were issued and outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting.

Each proxy duly executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, by electing to revoke its proxy and vote its shares personally. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy. Directions to attend the Meeting can be found on our website at www.intersections.com.

There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2013, which includes the Company’s Annual Report on Form 10-K (excluding exhibits) as filed with the Securities and Exchange Commission. It is intended that this Proxy Statement and form of proxy will first be sent or given to stockholders on or about April 16, 2014. Additionally, stockholders can access a copy of the proxy materials at www.proxydocs.com/intx//.

Holders of shares of common stock are entitled to cast one vote per share on all matters. Proxies will be voted as instructed by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Meeting, the shares of common stock represented by the proxy will be voted: (1) FOR the election of each of the seven director candidates; (2) FOR the proposal relating to the advisory vote on executive compensation; (3) FOR the approval of the 2014 Stock Incentive Plan; (4) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014; and (5) in accordance with the discretionary authority of the named proxies upon such other matters as may properly come before the Meeting.

The presence, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the Meeting; any other item on the agenda must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item at the Meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders and have the same effect as votes against the matter except in the election of directors. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Meeting.

A list of our stockholders will be available for inspection for any purpose germane to the Meeting during normal business hours at our offices at least ten days prior to the Meeting.

The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares by completing and returning the proxy card will help to avoid additional expense.

It is expected that the following business will be considered at the Meeting and action taken thereon:

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The Board of Directors currently consists of eight directors. The Board of Directors has set the number of directors to be elected at the Meeting at seven. Our Nominating/Corporate Governance Committee has recommended, and the Board of Directors has nominated, seven of our current directors to stand for re-election at the Meeting, and each such director has decided to stand for re-election. Norman N. Mintz is not standing for re-election to the Board of Directors this year. Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the nominees set forth below. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.

The following table sets forth certain information with respect to the nominees:

NOMINEES FOR ELECTION

Name	Age	Served as a Director Since
Michael R. Stanfield	63	1996
John M. Albertine	69	2008
Thomas G. Amato	68	2004
James L. Kempner	56	2006
Thomas L. Kempner	86	1996
David A. McGough	55	1999
William J. Wilson	77	1996

Michael R. Stanfield co-founded CreditComm, the predecessor to the Company, in May 1996, and is our Chairman of the Board and Chief Executive Officer. Mr. Stanfield joined Loeb Partners Corporation in November 1993 and served as a Managing Director at the time of his resignation in August 1999. Mr. Stanfield has been involved in management information services and direct marketing through investments and management since 1982, and has served as a director of CCC Information Services Inc. and BWIA West Indies Airways. Prior to beginning his operational career, Mr. Stanfield was an investment banker with Loeb, Rhoades & Co. and Wertheim & Co. Mr. Stanfield serves as both Chairman and CEO because he is the founder of the Company and has successfully led the Company and the Board of Directors since inception. For these reasons, he has been nominated to continue serving on the Board of Directors.

John M. Albertine has served on our Board of Directors since August 2008. In 1990, Dr. Albertine founded Albertine Enterprises, Inc., a merchant banking, consulting and lobbying firm. Dr. Albertine has been the Chairman and Chief Executive Officer of Albertine Enterprises for the past 22 years. From 1986 through 1990, he served as Vice Chairman of the Fruit of the Loom Company. From 1981 through 1986, he served as President of the American Business Conference. From 1979 to 1980, he served as Executive Director to the Congressional Joint Economic Committee. From 1977 through 1979, he served as Legislative Assistant to U.S. Senator Lloyd M. Bentsen. From 1969 through 1977, Dr. Albertine served as an Instructor, Assistant Professor, Associate Professor and ultimately as Chair of the Department of Economics at Mary Washington College. Dr. Albertine holds a Ph.D. in Economics from the University of Virginia and a Bachelor of Arts in Economics from King’s College. Dr. Albertine has been a director of 14 publicly traded companies in his career, including Integral Systems, Inc., a manufacturer of satellite ground systems and equipment, from 2006 to July 2011. Currently, Dr. Albertine is a director of Kadant Inc., a supplier of technology-based systems for the global pulp and paper industry. The Board of Directors values Dr. Albertine’s current and past experience as a director of a number of public and private companies, and for these reasons, he has been nominated to continue serving on the Board of Directors.

Thomas G. Amato has served on our Board of Directors since January 2004. Mr. Amato has served as Chief Financial Officer of public and private companies since 1980. He is currently Managing Director of Amato Ventures which is engaged in domestic oil and natural gas development. Mr. Amato also serves as a director of Globalprivateequities.com, Inc. and is Chairman of the Board of Trustees of the Carrier Clinic, an independent mental health hospital serving New Jersey. He holds an AB in economics from Princeton University and an MBA from the Wharton School of the University of Pennsylvania. Mr. Amato has expertise in financial, accounting and risk management issues, and for these reasons, he has been nominated to continue serving on the Board of Directors.

James L. Kempner has served on our Board of Directors since August 2006. Mr. Kempner has served as President and Chief Operating Officer of Loeb Holding Corporation, our largest stockholder, since November 2012 and President of Loeb Partners Corporation since January 2014, where he served as Managing Director from January 2011 until December 2013. Until December 2013, Mr. Kempner was a Senior Advisor at Lazard Frères & Co. LLC, which he joined in 1983, and was named a General Partner in 1993. Mr. Kempner has been involved in numerous banking and capital markets transactions, including advising the Company on its initial public offering, and managed Lazard’s Corporate Finance department from 1995 to 1998. Mr. Kempner is an Advisory Board Member and on the Development Committee of Mount Sinai Health Systems and also is a Trustee of the James Loring Johnson 1944 Trust. Mr. Kempner is the son of Thomas L. Kempner. Mr. Kempner has over 30 years of expertise in financial markets, investment banking and strategic planning, serves as a board member for a number of private companies and is the President and Chief Operating Officer of Loeb Holding Corporation, our largest stockholder. For these reasons, Mr. Kempner has been nominated to continue serving on the Board of Directors.

Thomas L. Kempner has served on our Board of Directors since the inception of CreditComm, the predecessor to the Company. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation and its predecessors since 1979. Mr. Kempner is currently a director of Dyax Corporation and IGENE Biotechnology, Inc., and is currently director emeritus of Northwest Airlines, Inc. Mr. Kempner was formerly a director of CCC Information Services Group, Inc., FuelCell Energy, Inc., Insight Communications Company, Inc., Intermagnetics General Corporation, and Alcide Corporation. Mr. Kempner is the father of James L. Kempner. Mr. Kempner has over 50 years of experience in financial, investment and securities markets, and is the co-founder of the Company and the controlling stockholder of our largest stockholder, Loeb Holding Corporation. For these reasons, he has been nominated to continue serving on the Board of Directors.

David A. McGough has served on our Board of Directors since August 1999. For more than 20 years, Mr. McGough has been President, Chief Executive Officer and Director of Digital Matrix Systems, Inc. and DMS Services, Inc., companies that specialize in credit data and risk analysis. Mr. McGough has extensive experience in the credit data and information technology industries, and operational experience gained as the chief executive officer of a technology company. He also serves on the Board of Drivers History and has experience as a private investor in technology companies. For these reasons, he has been nominated to continue serving on the Board of Directors.

William J. Wilson has served on our Board of Directors since the inception of CreditComm, the predecessor to the Company. Mr. Wilson currently is a principal of CAMBIAR LLC, a consulting firm, and is the sole proprietor of Wilson Connexions LLC, an M&A consultancy. Prior to his retirement in 2003, Mr. Wilson was Chief Executive Officer and Chairman of the Board of Directors of market research company Roper Starch Worldwide Inc., and then Executive Chairman of NOP World, a division of United Business Media Ltd., which acquired Roper Starch Worldwide in August 2001. Mr. Wilson has considerable insight and experience as the former chief executive officer of a global market research firm and as a private investor in technology companies. Having been involved with the Company since its early days, he brings an historical perspective to the Board of Directors. For these reasons, he has been nominated to continue serving on the Board of Directors.

The Board of Directors of the Company recommends a vote FOR the election of each named nominee.

CORPORATE GOVERNANCE PRINCIPLES

Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics, our Statement of Policy with Respect to Related Person Transactions and the committee charters for our Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Management Committee. These documents are available under the “Investor & Media” section of our web site at www.intersections.com, or by written request (without charge) to Investor Relations, 3901 Stonecroft Boulevard, Chantilly, VA 20151.

Governance Guidelines

Our Corporate Governance Guidelines and Principles set forth overall standards and policies for the responsibilities and practices of our Board of Directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our Company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, evaluating and compensating our CEO and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics

All of our employees, including our CEO, principal financial officer and principal accounting officer, and our directors are required to comply with our Code of Business Conduct and Ethics. It is our intention to disclose any waivers from any provisions of this code as it applies to our executive officers or directors in accordance with the listing standards of The NASDAQ Stock Market LLC and applicable law.

Director Independence

Our Corporate Governance Guidelines and Principles provide that independent directors must constitute a majority of the Board with no more than two members of management serving on the Board at the same time. In determining the “independence” of a director, the Board must be guided by the definition of “independent director” under applicable law and the pertinent listing standards of The NASDAQ Stock Market LLC.

In determining independence, the Board of Directors reviews whether directors have any material relationship with us and considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to us, the Board of Directors considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board of Directors reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with us, directly or as a partner, stockholder or officer of an organization that has a relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has affirmatively determined that the following five director nominees standing for election are independent under the criteria established by the NASDAQ for independent board members: John M. Albertine, Thomas G. Amato, James L. Kempner, Thomas L. Kempner and William J. Wilson.

The Board of Directors considered the following transactions, relationships and arrangements, in addition to those disclosed in the “Transactions with Related Persons” section of this proxy statement, in making its independence determinations:

•

Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation, and is the Chairman and Chief Executive Officer of Loeb Partners Corporation, an affiliate of Loeb Holding. Loeb Holding beneficially owns 6,940,541 shares, or approximately 38.34%, of our outstanding common stock and is our largest stockholder.

•

James L. Kempner is President of Loeb Partners, the President and Chief Operating Officer of Loeb Holding, our largest stockholder, and the son of Thomas L. Kempner, the Chairman and Chief Executive Officer of Loeb Holding.

•	John M. Albertine is Chairman and Chief Executive Officer of Albertine Enterprises, a merchant banking, consulting and lobbying firm, which in the past provided lobbying and consulting services to us.

Board Leadership Structure

Mr. Stanfield serves as CEO and Chairman of the Board of Directors. He is the founder of the Company and beneficially owns approximately 6.5% of the Company’s outstanding common stock. His dual role was established over approximately 15 years ago when he founded the Company. The Board of Directors believes that at the Company’s current stage of growth the Board of Directors is best served by a chairman who is involved with the Company on a full-time basis and is therefore able to bring great depth of knowledge about the Company to this role. The Board of Directors has not designated a lead independent director.

The Board’s Role in Risk Oversight

In 2011 our Board of Directors formed a Risk Management Committee. Our current Risk Management Committee consists of Dr. Albertine (Chairman) and Messrs. Amato and James L. Kempner.

Although the Board of Directors has delegated certain responsibilities for risk management to the Risk Management Committee, the Board of Directors retains overall responsibility and coordination for risk oversight. The Risk Management Committee provides assistance to the Board by assessing, and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business and the control processes with respect to such risks. The principal responsibilities of the Risk Management Committee are:

•	to review and evaluate management’s identification of all major risks to the business and their relative weight;

•	to assess the adequacy of management’s risk assessment, its plan for risk control or mitigation, and disclosure;

•	to review and evaluate management’s development and execution of certain risk mitigation strategies and opportunities proposed by management and selected by the committee for further review;

•	to review the Company’s disclosure of risks in all filings with the SEC; and

•

together with the Audit Committee, to review, assess and discuss with the independent accountants and financial and senior management (i) any significant risks or exposures, (ii) the steps management has taken to minimize such risks or exposures, and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

During 2013, the Risk Management Committee focused its efforts on government regulations and regulatory compliance, cyber security and the risks associated with the Company’s new strategic growth initiatives.

Board Meetings and Committees; Annual Meeting Attendance

In 2013, there were 11 meetings of the Board of Directors, four meetings of the Audit Committee, three meetings of the Compensation Committee, one meeting of the Executive Committee, and four meetings of the Risk Management Committee. The Nominating/Corporate Governance Committee did not meet separately in 2013. Each Director of the Company attended or participated in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

Board members are strongly encouraged to attend our annual meeting of stockholders. Each of our directors attended our 2013 annual meeting.

Audit Committee

Our current Audit Committee consists of Dr. Albertine and Messrs. Amato (Chairman) and Wilson. The Board of Directors has determined that Mr. Amato is an “audit committee financial expert.” Each member of the Audit Committee is an independent member of our Board of Directors.

The principal responsibilities of the Audit Committee are:

•

to oversee the accounting and financial reporting processes and audits of the financial statements of the Company by reviewing: the Company’s compliance with legal and regulatory requirements; the Company’s independent auditor’s qualifications and independence; the performance of the Company’s internal control and audit functions and independent auditors; the Company’s accounting and financial reporting processes; and the quality and integrity of the financial statements and the effectiveness of the internal control over financial reporting of the Company;

•	to select, evaluate and, when appropriate, replace the Company’s independent auditors;

•

to review and evaluate the audit efforts of the Company’s independent accountants and internal auditing department; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (or other personnel responsible for the internal audit function), and the Board of Directors;

•

to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	to conduct appropriate review and oversight of all related party transactions.

Compensation Committee

Our current Compensation Committee consists of Dr. Albertine and Messrs. Thomas L. Kempner (Chairman) and Wilson. Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986. The principal duties of the Compensation Committee are:

•

to ensure the Company’s senior executives are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	to communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the SEC.

The Compensation Committee may delegate some or all of its duties to a sub-committee comprising one or more members of the Compensation Committee.

Executive Committee

Our current Executive Committee consists of Messrs. Thomas L. Kempner, James L. Kempner and Stanfield. The principal duties of the Executive Committee are:

•	to exercise the authority of the Board of Directors with respect to matters requiring action between meetings of the Board of Directors; and

•	to decide issues from time to time delegated by the Board of Directors.

Nominating/Corporate Governance Committee

Our current Nominating/Corporate Governance Committee consists of Messrs. Amato and James L. Kempner and Dr. Mintz. Each member of this committee is an independent director under applicable NASDAQ listing standards. The principal duties of the Nominating/Corporate Governance Committee are:

•

to recommend to the Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the re-nominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies which occur between stockholder meetings;

•	to develop and recommend to the Board of Directors a code of business conduct and ethics and to review the code at least annually;

•

to make recommendations to the Board of Directors regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the Board of Directors and management; and

•	to annually evaluate this committee’s performance and charter.

Nomination of Directors

The Board as a whole is responsible for nominating individuals for election to the Board of Directors by the stockholders and for filling vacancies on the Board of Directors that may occur between annual meetings of the stockholders. The Nominating/Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors. The Nominating/Corporate Governance Committee seeks diversity in the collective membership of the Board of the Directors. Although it does not have formal objective criteria for determining the amount of diversity, the committee seeks directors with varied backgrounds, experience, skills, knowledge and perspective and who maintain a Board that reflects diversity, including but not limited to race, gender, ethnicity, age and experience. Director candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision and experience, as well as whether the individual satisfies criteria for independence as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Nominating/Corporate Governance Committee will consider recommendations for potential directors from other directors or stockholders.

Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company at its principal executive offices not later than the date for stockholder proposals set forth herein under “Other Matters — Stockholder Proposals.”

We did not receive for this Meeting any recommended nominees for director from any of our stockholders, non-management directors, CEO, other executive officers or third-party search firms. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.

In evaluating a person as a potential nominee to serve as a director of the Company, our Nominating/Corporate Governance Committee considers, among other factors, the following:

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•

the contribution which the person can make to the Board of Directors and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the committee may consider relevant; and

•	the character and integrity of the person.

The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee and, if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the committee.

There are no differences in the manner in which the Nominating/Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Communications with Non-Management Directors

The Nominating/Corporate Governance Committee approved a process for handling communications received by the Company and addressed to non-management members of the Board of Directors. Stockholders and other parties interested in communicating with any directors of the Company (or the Board of Directors as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. He will review all such correspondence and regularly forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires the attention of the Board of Directors. The Board of Directors or any member thereof may at any time request that copies of all such correspondence be forwarded to the Board of Directors.

Correspondence relating to accounting, internal controls or auditing matters are handled by the Audit Committee in accordance with its procedures. Communications which consist of stockholder proposals must instead follow the procedures set forth under “Other Matters — Stockholder Proposals” and, in the case of recommendations for director candidates, the procedures set forth under “Corporate Governance Principles — Nomination of Directors.”

Executive Sessions of Non-Management Directors

The non-management directors of our Board meet in executive session at least two times during the year, generally at regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. A presiding director is chosen by the non-management directors to preside at each meeting and does not need to be the same director at each meeting.

Compensation of Directors

Employee directors do not receive any separate compensation for their Board activities. Each non-employee director receives an annual cash retainer of $40,000, payable in quarterly installments. For 2013, the Chairman of each of our Audit Committee (Mr. Amato) and Risk Management Committee (Dr. Albertine) received an additional annual cash retainer of $12,000 and $8,000, respectively, payable in quarterly installments. Our non-employee directors also receive annual grants of stock options and/or RSUs, which typically vest in four equal annual installments starting on the first anniversary of the grant date. In April 2013, each non-employee director received a grant of RSUs for 5,000 shares. We also reimburse our non-employee directors for reasonable expenses they incur in attending Board or committee meetings.

Fiscal 2013 Non-Employee Director Compensation

The following table provides information on compensation for non-employee directors who served during 2013.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation($)(4)	Total ($)
John M. Albertine	48,000	37,900	8,486	9,000	103,386
Thomas G. Amato	52,000	37,900	8,486	9,000	107,386
James L. Kempner	40,000	37,900	8,486	9,000	95,386
Thomas L. Kempner	40,000	37,900	8,486	9,000	95,386
David A. McGough	40,000	37,900	8,486	9,000	95,386
Norman N. Mintz	40,000	37,900	8,486	9,000	95,386
William J. Wilson	40,000	37,900	8,486	9,000	95,386

(1)	The amount shown for stock awards relates to RSUs granted under our 2006 Stock Incentive Plan. The grant date fair value computed in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) of each RSU was $7.58.

(2)	The amount shown for option awards relates to stock options granted under our equity incentive plans. The grant date fair value computed in accordance with U.S. GAAP for the option awards was $4.05 for the 2011 grants and $2.74 for the 2010 grants.

(3)	Please see our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion on the valuation assumptions of the calculation.

(4)	Consists of the dividend equivalent payments on unvested RSUs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors for approval of the compensation paid to the Company’s CEO, reviewing and approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s incentive-compensation plans and equity-based compensation plans, and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry.

Our Compensation Committee has designed and implemented a compensation philosophy designed to provide a market competitive, performance based compensation package consisting of base salary, incremental cash payments and long-term equity awards for performance. The Compensation Committee evaluates the performance of the CEO and makes recommendations concerning his compensation in light of the goals and objectives of the compensation program. The Compensation Committee also assesses the performance of the other executives and, based on initial recommendations and input from the CEO, determines their compensation. The Compensation Committee has authority to retain its own advisors and compensation consultants to assist it in making compensation decisions, although no such consultant was used during 2013.

The discussion under this Compensation Discussion and Analysis relates to the named executive officers included in the Summary Compensation Table.

Compensation Objectives

The philosophy behind our compensation policy is to align executive compensation with the interests of stockholders, attract, retain and motivate a highly competent team of executives, link pay to performance, achieve a balance between short-term and long-term results, teamwork and individual contributions, and over time utilize different forms of equity as a significant reward for performance.

The Compensation Committee’s executive compensation program is intended to provide our named executive officers with overall levels of compensation that are competitive within the Company’s industry and geographic region, as well as within a broader spectrum of companies of comparable size and complexity.

The Company, from time to time, uses surveys and other data to obtain a general understanding about compensation practices but does not benchmark any of the elements of compensation for its executive officers against comparable companies. We believe there is a distinction between benchmarking and using these surveys and other data. Historically, the Compensation Committee reviews relevant market data about compensation for similar companies (revenue and industry) from public surveys and peer group proxies which were provided by third parties, as well by the Company’s management. These third party surveys in turn relied on published surveys from other sources. The Compensation Committee has also historically reviewed information provided by management on companies included in the Forbes list of best small companies, a list in which the Company also was included. The Compensation Committee reviews this compensation information on an annual basis to obtain a general understanding of current compensation practices; however, the Compensation Committee did not review data regarding similar companies in connection with executive compensation for 2013, and does not target the compensation of our executive officers at a specific percentile or range for total or individual compensation based upon other companies’ compensation arrangements.

Since 2008, the Compensation Committee’s executive compensation program is intended to provide our named executive officers with overall levels of compensation that are competitive within the Company’s industry and geographic region, as well as within a broader spectrum of companies of comparable size and complexity. In December 2008, the CEO proposed to the Compensation Committee significant changes in the Company’s compensation program. In reviewing the CEO’s proposal at the time, the Compensation Committee analyzed the compensation trends at the Company since its 2004 initial public offering, reviewed recent trends in executive compensation as described by the Company’s management (including the CEO), reviewed the Company’s strategic plans with the CEO and other executive officers, and attempted to balance short-term performance needs, the Company’s financial condition and liquidity needs and the Company’s long-term strategic and other business objectives. In particular, the Compensation Committee focused on retaining the executive officers and other key employees, while seeking to appropriately align stockholder interests with management interests. After reviewing the 2008 and prior years’ compensation program which was more weighted towards equity grants than cash compensation, the Compensation Committee recognized in 2009 that the overall total compensation (salary, bonus, RSUs and stock options) of the executive officers had trended down over the prior years, with stock options having been used as the primary vehicle for gain by the executive officers. Due to the increasing reliance on stock options, particularly in 2008, the Compensation Committee found that the executive officers’ total compensation at year-end 2008 was significantly less than anticipated at the time the compensation decisions were made, and that the executive officers and other officers held very large numbers of out-of-the-money stock options. The Compensation Committee also reviewed the accounting implications of stock option grants under SFAS 123R. The Compensation Committee then made the determination that, due to the Company’s thinly traded public stock, highly volatile stock price and the resultant accounting implications of stock option grants, together with the prior stock options not having the anticipated effects, large grants of stock options would not be the appropriate compensation tool going-forward to incentivize the executive officers and other key employees.

In early 2009, the Compensation Committee and Board of Directors approved the senior management compensation plan as described below, as well as a stock option repricing/exchange program which was implemented that year. The Compensation Committee reviews the senior management compensation plan on an annual basis, and makes recommendations to the full Board of Directors.

The plan is administered by the Compensation Committee and is designed to provide the Company’s executive officers and other key employees with a combination of reasonable cash compensation, which provides sufficient funds for participants to hold Company shares, an amount of RSUs that is intended to cause the participant to balance risk in making management decisions and discourage unnecessary and excessive risks that threaten the value of the Company, and an amount of stock options which provide for higher potential upside while ensuring that the participant’s benefits are aligned with increasing stockholder value. The Compensation Committee retains the flexibility under the plan to measure the performance of the participants on an annual basis and to set both the total amount of compensation under the plan and the allocation of that compensation among cash, RSUs and stock options, as well as to pay in the future additional amounts or make additional equity grants under the plan or accelerate the vesting of prior equity grants.

Under the plan, each participant is awarded a “Value Pool Amount” from which an allocation is made among the three forms of compensation — cash, RSUs and stock options. The Value Pool Amount is determined annually by the Compensation Committee based on: the base pool available from the prior year, the Company’s performance relative to plan (based on achievement of financial objectives and strategic goals), the participant’s performance relative to the goals established for him or her by the Company, and the participant’s overall performance as a senior manager of the Company. In addition, the Compensation Committee has discretion to adjust (upwards or downwards) each participant’s Value Pool Amount.

The cash compensation under the plan consists of two components: (i) base salary and (ii) an incremental payment of the remaining cash compensation in the participant’s Value Pool Amount, with the Compensation Committee making an allocation between the two components on an annual basis. The incremental payment is not intended to increase any participant’s base salary.

The RSUs and stock options granted under the plan vest generally in four equal annual installments beginning on the first anniversary of the date of grant; however, the Compensation Committee retains discretion to set the terms and conditions of vesting at the time of grant. For the portion allocated to RSUs, the participants will receive a number of RSUs equal to (a) the RSU Percentage multiplied by the Value Pool Amount, divided by (b) a discount factor (which has historically been 60%) to the market price of the common stock to be determined by the Compensation Committee at the time of the grant. For any portion allocated to stock options, the participants will receive a number of options based on the Black-Scholes value of the stock options on the date of grant.

2013 Awards Under the Plan

In April 2013, the Compensation Committee recommended, and the Board of Directors approved, the Value Pool Amount for 2013 for the participants and exercised its discretion to set the allocation among cash compensation and RSUs. The Compensation Committee also determined that grants of stock options continued not to be the appropriate equity compensation tool in 2013 to incentivize the executive officers and other key employees.

The following table sets forth the awards made under the plan to the Company’s principal executive officer, principal financial officer and the other named executive officers, as well as the allocation between cash compensation and RSUs:

Name	2013 Value Pool Amount	Cash Compensation(1)	RSU Value
Michael R. Stanfield	$2,269,500	$722,500	$1,547,000
John G. Scanlon	$950,000	$522,500	$427,500
Neal Dittersdorf	$950,000	$522,500	$427,500
Steven A. Schwartz	$900,000	$495,000	$405,000
Steven Sjoblad	$616,154	$406,154	$210,000

(1)	There were no increases in base salary in 2013 for any of the above officers. The cash compensation for 2013 set forth in the table above includes an incremental payment under the Plan for the following officers in the following amounts: Mr. Stanfield — $302,500; Mr. Scanlon — $228,500; Mr. Dittersdorf — $228,500; Mr. Schwartz — $247,000; and Mr. Sjoblad — $171,154. These incremental payments are paid in equal periodic installments over the year, and are not intended to be a salary increase for the participants.

In 2013, the Value Pool amount of our CEO remained the same as for 2012, although starting in April 2013, the cash component of his compensation was decreased to 30% of his total compensation from 40% for 2012 and the RSU component was correspondingly increased. Compensation for 2013 for our other named executive officers was materially consistent with 2012, although slight adjustments were made to the Value Pool amounts for Messrs. Schwartz and Sjoblad.

In addition, the Compensation Committee approved the grants of RSUs to the named executive officers and the other participants under the Plan. The Compensation Committee determined for purposes of the RSUs approved under the Plan that the appropriate discount factor to the market price of the common stock at the time of grant continued to be a 60% discount to the closing price of the common stock on April 1, 2013, or an effective share price of $5.74 per share. All of the RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant. See “— Summary Compensation Information — Grants of Plan-Based Awards” for further information regarding these grants.

2014 Awards Under the Plan

In March 2014, the Compensation Committee recommended, and the Board of Directors approved, the Value Pool Amount for 2014 for the participants and exercised its discretion to set the allocation among cash compensation and RSUs. For 2014, the Value Pool amount for certain of the named executive officers and other was reduced from 2013 levels, and the Board of Directors determined to use a 70% discount factor (which has historically been 60%) to the closing market price of the common stock for purposes of the RSU grants.

The following table sets forth the awards made under the plan to the Company’s principal executive officer, principal financial officer and the other named executive officers, as well as the allocation between cash compensation and RSUs:

Name	2014 Value Pool Amount	Cash Compensation(1)	RSU Value
Michael R. Stanfield	$1,963,800	$845,000	$1,118,800
John G. Scanlon	$845,000	$500,000	$345,000
Neal Dittersdorf	$855,000	$522,500	$332,500
Steven A. Schwartz	$800,000	$480,000	$320,000
Steven Sjoblad	$600,000	$400,000	$200,000

(1)	The cash compensation for 2013 set forth in the table above consists of: (a) base salary in the following amounts: Mr. Stanfield — $600,000; Mr. Scanlon — $350,000; Mr. Dittersdorf — $350,000; Mr. Schwartz — $300,000; and Mr. Sjoblad — $300,000; and (b) an incremental payment under the Plan for the following officers in the following amounts: Mr. Stanfield — $245,000; Mr. Scanlon — $150,000; Mr. Dittersdorf — $172,500; Mr. Schwartz — $180,000; and Mr. Sjoblad — $100,000. These incremental payments are paid in equal periodic installments over the year, and are not intended to be a salary increase for the participants.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. Each of these agreements has change in control provisions which are designed to promote stability and continuity of senior management. These agreements, including change in control payments, were negotiated on an arms-length basis and are more fully described in “Employment and Non-Competition Agreements.” The Compensation Committee does not believe these provisions will adversely affect the interests of our stockholders in the event of a change in control.

Oversight of Risk

The Board of Directors, both as a whole and through its Risk Management Committee, is involved in the review of risks inherent in the operations of the Company’s business and the implementation of the annual budget for the Company. The Board of Directors reviews the annual budget of the Company at a meeting and actual results against the budget throughout the year at regular Board meetings as part of its review and evaluation of the direction of the Company. The Risk Management Committee meets periodically to review and discuss the various risks facing the Company, and reports periodically at Board meetings. In assessing compensation, in particular incremental cash payments and long-term incentive compensation, the Compensation Committee reviewed the risks discussed at Board and Risk Management Committee meetings. Based on its own evaluation, the Compensation Committee concluded that risks associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

We do not have any guidelines for ownership by our executives of any specified amounts of our stock; however, the Compensation Committee does consider the significant equity ownership held by our CEO and other executive officers in making compensation related decisions.

Clawback Policy

The Company does not currently have any clawback or other compensation recovery policy with respect to compensation that may have been paid on the basis of incorrect financial results; however, the Company will adopt such a policy in the future to comply with the provisions of the Dodd-Frank Act once these guidelines are enacted.

Role of Executive Officers in Determining Executive Compensation For Named Executive Officers

In connection with 2013 compensation, the CEO, aided by our human resources and business planning and analysis departments made recommendations to the Compensation Committee to assist it in determining compensation levels. While the Compensation Committee utilized this information, and valued the CEO’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were recommended by the Compensation Committee and approved by the Board of Directors.

Accounting and Tax Considerations

The Compensation Committee considers the financial reporting and income tax consequences to the Company of the compensation components for the executive officers in analyzing and determining the level and mix of compensation. Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not take a tax deduction for compensation in excess of $1,000,000 paid to the chief executive officer or the other most highly compensated executive officers, other than certain qualified “performance-based” compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Company believes that stock options qualify as performance-based compensation and are not subject to deductibility limitations under Section 162(m) of the Code; however, grants by the Company of RSUs which are not subject to specific quantitative performance measures will likely not qualify as “performance based” compensation and, in such event, would be subject to the deductibility limitations of Section 162(m). As a result of the vesting of previously granted RSUs, a portion of the consideration paid to Messrs. Stanfield, Dittersdorf and Schwartz in 2013 was not deductible under Section 162(m). It is also possible that certain compensation (whether payable in cash, by equity grants, or a combination of the two) payable to our named executive officers in future years might not be deductible under Section 162(m).

The Compensation Committee also continues to monitor the impact of Sections 280G and 4999 of the Internal Revenue Code in the event of a change of control of the Company. Although none of the current employment arrangements with the named executive officers contemplate any steps or actions to mitigate the impact of any “excess parachute payments” on either the Company or the executive, the Compensation Committee retains the discretion it deems necessary to reduce or eliminate the impact of any “excess parachute payments” not being deductible by the Company and/or subject to a 20% excise tax on the recipient. The Compensation Committee continues to monitor the implementation of the rules and regulations pursuant to Section 409A, which, among other things, could cause certain types of deferred payments to be subject to additional taxes and penalties. While the Company believes that its current employment arrangements and agreements do not give rise to any material negative consequences under Section 409A, it is the Company’s current intention to structure any new employment arrangements or agreement, or if need be amend existing employment arrangements or agreements, to reduce or eliminate any adverse effects of Section 409A.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas L. Kempner

John M. Albertine

William J. Wilson

Summary Compensation Information

The table below sets forth certain information regarding compensation paid or accrued for 2013, 2012 and 2011 to our CEO, CFO, and each of our three most highly compensated executive officers who were serving as executive officers at the end of 2013. We refer to these persons as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)(3)	Total ($)
Michael R. Stanfield	2013	420,000	—	1,749,607	208,755	808,965	3,187,327
Chief Executive Officer	2012	420,000	—	1,568,711	446,104	1,426,019	3,860,834
	2011	420,000	—	1,282,249	446,104	877,118	3,025,471

John G. Scanlon	2013	294,000	—	522,504	105,980	372,867	1,295,351
Chief Financial Officer	2012	294,000	—	484,700	237,341	556,407	1,572,448
	2011	294,000	—	400,419	237,341	399,111	1,330,871

Neal Dittersdorf	2013	294,000	—	528,804	87,787	373,070	1,283,661
Chief Legal Officer	2012	294,000	—	491,000	186,353	554,620	1,525,973
	2011	294,000	—	406,718	186,353	382,958	1,270,029

Steven A. Schwartz	2013	248,000	—	540,332	78,389	408,686	1,275,408
Executive Vice President,	2012	248,000	—	501,910	164,864	601,295	1,516,070
President, Identity Guard	2011	248,000	—	409,575	164,864	411,890	1,234,330

Steven Sjoblad	2013	235,000	—	222,648	22,224	238,523	718,395
Chief Marketing Strategist	2012	235,000	—	157,734	37,334	260,016	690,084
	2011	217,635	—	91,464	37,334	148,039	494,472

(1)	Please see our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion on the valuation assumptions of the calculation in accordance with U.S. GAAP. Stock and option awards above represent the grant date fair value for each named executive officer in accordance with U.S. GAAP.

(2)	The column “All Other Compensation” includes perquisites and personal benefits totaling $10,000 or more, which includes annual dues for membership to a golf club for Mr. Stanfield ($22,772); automobile allowances for Mr. Stanfield ($16,800), Mr. Scanlon ($11,760), Mr. Dittersdorf ($11,760) and Mr. Schwartz ($9,920); and supplemental health insurance benefit allowances for Mr. Stanfield ($26,666), Mr. Scanlon ($965), Mr. Dittersdorf ($0) and Mr. Schwartz ($10,510).

(3)	The other components of column “All Other Compensation” consist of an incremental cash payment in the participant’s value pool amount and dividend equivalent cash payments on unvested RSUs. The incremental cash payment was $302,500 for Mr. Stanfield, $228,500 for Mr. Scanlon, $228,500 for Mr. Dittersdorf, $254,404 for Mr. Schwartz and $171,154 for Mr. Sjoblad. The dividend equivalent cash payments on unvested RSUs were $437,628 for Mr. Stanfield, $129,042 for Mr. Scanlon, $130,210 for Mr. Dittersdorf, $131,253 for Mr. Schwartz and $61,177 for Mr. Sjoblad.

Grants of Plan-Based Awards

The following table sets forth information regarding the grant of equity awards during 2013 to each of the named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Michael R. Stanfield	4/1/2013	269,700	$7.58
John G. Scanlon	4/1/2013	74,529	$7.58
Neal Dittersdorf	4/1/2013	74,529	$7.58
Steven A. Schwartz	4/1/2013	70,607	$7.58
Steven Sjoblad	4/1/2013	36,611	$7.58

(1)	Consists of RSUs granted under our 2006 Stock Incentive Plan, which vest in four equal installments on April 1, 2014, April 1, 2015, April 1, 2016 and April 1, 2017.

(2)	Reflects the grant date estimated fair value of the RSUs as calculated in accordance with U.S. GAAP. Please see our 2013 Form 10-K for a discussion on valuation assumptions of the calculation.

No options were granted by the Company during 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Noncompetition Agreements

In December 2010, we entered into amended and restated employment agreements with Messrs. Stanfield, Dittersdorf, Scanlon and Schwartz for the purpose of making technical changes in connection with Section 409A of the Internal Revenue Code and the recent health care reform legislation, and certain other changes. The employment agreements provide for an initial base salary for each of the executives, subject to annual discretionary increases, and any subsequent increase in base salary is deemed to be the new base salary for purposes of the agreement. See “—2014 Awards Under the Plan” for the current base salaries for the named executive officers. In addition, each executive is eligible to receive an annual bonus in accordance with any bonus plan adopted by the Board of Directors or the Compensation Committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage (or, under certain circumstances, an economically equivalent benefit) not to exceed 5% of his base salary.

Each agreement provides for at-will employment and may be terminated by the Company or the executive for any reason upon 60 days’ notice or, under certain circumstances immediately for cause.

If the executive’s employment is terminated (a) by the Company for cause or by the executive for other than good reason, or (b) due to the executive’s death or disability, the executive shall be entitled, when permitted by Section 409A of the Code, to receive:

•	any earned and unpaid base salary;

•	any bonus due at the time of termination under a then current bonus plan; and

•

medical benefit continuation at the executive’s expense as provided by law; in addition, if the executive’s employment is terminated due to his death or disability, the executive shall be entitled to receive any prior year’s bonus to the extent not previously paid, which will be paid when the prior year’s bonuses are paid to active employees, and the Company shall pay the cost of medical benefit continuation for up to 18 months (or, under certain circumstances, an economically equivalent benefit).

If the executive’s employment is terminated by the Company without cause, or by the executive for good reason, the executive shall be entitled to receive:

•	any earned and unpaid base salary;

•

any prior year’s bonus to the extent not previously paid, which will be paid when the prior year’s bonuses are paid to active employees, and any current year’s bonus to the extent due at the time of termination under the applicable bonus plan;

•

a one-time cash payment equal to the cash compensation (including base salary, bonus and other similar payments, but excluding payments pursuant to options or equity awards or which are calculated by reference to options or equity awards), received by the executive during the prior 18-month period, or 30-month period if termination occurs within 12 months after a change in control, in exchange for a general release, payable on the 60th day following the date of termination, provided that the release has become effective before such 60th day; and

•

medical benefit continuation for the executive and his dependents for up to 18 months, or 30 months if the termination occurs within 12 months after a change in control (or, under certain circumstances, an economically equivalent benefit), at the Company’s expense, provided that the executive provides a release to the Company.

For purposes of the agreements, good reason means, after notice and a 30-day cure period: (a) a reduction in the base salary and/or in the aggregate non-cash benefits provided under the agreement, and/or, following a change in control, a material decrease in the opportunity for cash compensation in excess of the executive’s base salary; (b) a material diminution in the executive’s authority, duties, position or responsibilities; (c) the relocation of the executive’s office to any location outside of a 30-mile radius from the current location; (d) the Company’s material breach of the employment agreement; or (e) the Company’s failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement; except that in the event of a change in control, the Company shall cease to have a 30-day cure period.

For purposes of the agreements, change in control generally means: (a) the acquisition of 30% or more of our common stock, unless the acquisition is by the Company, any existing director or officer, any of our employee benefit plans or by any corporation owned by our stockholders in substantially the same proportions as their ownership of the Company; (b) a merger or consolidation, unless the Company’s stockholders continue to control more than 50% of its voting power after the transaction; or (c) the sale of all or substantially all of the Company’s assets.

Each employment agreement also provides that the executive shall not divulge confidential information, shall assign intellectual property rights to the Company and shall not compete with the Company or any of its subsidiaries or solicit their customers or employees for a period of 18 months after termination of the executive’s employment (subject, in the case of Mr. Dittersdorf, to an exception for performance of legal services to the extent that such restriction is not permitted under applicable law).

Mr. Sjoblad currently has an employment agreement with one of our subsidiaries which provides for severance payments under certain circumstances as described more fully below. See “— Potential Payments upon Termination of Employment or Change in Control.”

Potential Payments upon Termination of Employment or Change in Control

Under the individual employment agreements with our CEO and other named executive officers, each person would be entitled to receive the following estimated payments and benefits upon a termination of employment or termination of employment with or without a change in control. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or termination of employment or resignation with good reason with a change in control, were to occur. In certain circumstances in connection with a change in control, we may establish or fund trusts to secure our (or our successors’) obligations to make payments under the agreements in advance of the time payment is due.

The table reflects the amount that could be payable to our current named executive officers under the various arrangements assuming that the termination of employment or change in control occurred at December 31, 2013.

Name	Voluntary Resignation or For Cause Termination on 12/31/2013 ($)(1)	Involuntary Not for Cause Termination or Good Reason Resignation on 12/31/2013 ($)		Involuntary Termination or Good Reason Resignation (After a Change in Control) on 12/31/2013 ($)		Disability/ Death on 12/31/2013 ($)
Michael R. Stanfield	$61,620	$1,257,620		$2,117,197		$93,120
John G. Scanlon	$15,979	$821,779		$1,366,363		$38,029
Neal Dittersdorf	$40,698	$846,498		$1,391,082		$62,748
Steven A. Schwartz	$23,024	$805,278		$1,335,543		$41,624
Steven Sjoblad	$29,041	$227,406	(2)	$227,406	(2)	$46,666

(1)	Consists of accrued paid leave.

(2)	Mr. Sjoblad’s current employment agreement does not include provisions relating to resignation for good reason or any different provision for payments based upon termination after a change in control.

We retain the discretion to compensate any officer upon any future termination of employment or a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of the named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Michael R. Stanfield	55,533	—		$5.48	3/24/2019	63,594	(1)	495,397
	170,349	—		$3.10	5/20/2019	132,813	(2)	1,034,613
	59,940	29,970	(1)	$4.32	1/26/2020	128,202	(3)	998,694
						269,700	(4)	2,100,963
Neal Dittersdorf	24,661	—		$5.48	3/24/2019	20,834	(1)	162,297
	75,755	—		$3.10	5/20/2019	42,819	(2)	333,560
	26,182	13,091	(1)	$4.32	1/26/2020	36,501	(3)	284,343
						74,529	(4)	580,581
John G. Scanlon	24,661	—		$5.48	3/24/2019	19,375	(1)	150,931
	87,770	—		$3.10	5/20/2019	42,819	(2)	333,560
	24,349	12,174	(1)	$4.32	1/26/2020	36,501	(3)	284,343
						74,529	(4)	580,581
Steven A. Schwartz	22,872	—		$5.48	3/24/2019	19,375	(1)	150,931
	59,320	—		$3.10	5/20/2019	42,819	(2)	333,560
	24,349	12,174	(1)	$4.32	1/26/2020	42,692	(3)	332,571
						70,607	(4)	550,029
Steven Sjoblad	9,883	—		$5.48	3/24/2019	6,511	(1)	50,721
	7,281	—		$3.10	5/20/2019	13,522	(2)	105,336
	12,273	6,136	(1)	$4.32	1/26/2020	36,611	(4)	285,200
	—	—		—	—	7,500	(5)	58,425
	—	—		—	—	15,000	(6)	116,850

(1)	Vests on January 26, 2014.

(2)	Vests in three equal annual installments starting on February 1, 2014.

(3)	Vests in two equal annual installments starting on February 2, 2014.

(4)	Vests in four equal annual installments starting on April 1, 2014.

(5)	Vests in two equal annual installments starting on April 20, 2014.

(6)	Vests in three equal annual installments starting on October 22, 2014.

(7)	Value calculated based on the closing price of the Company’s common stock on December 31, 2013 ($7.79).

Option Exercises and Stock Vested

The following table sets forth information on option exercises and vesting of RSUs in 2013 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael R. Stanfield	—	—	252,567	$2,540,395
John G. Scanlon	—	—	78,743	$791,613
Neal Dittersdorf	—	—	80,201	$806,718
Steven A. Schwartz	—	—	79,891	$803,404
Steven Sjoblad	—	—	26,939	$261,579

(1)	Amounts reflect the closing price of the Company’s common stock on the vesting date of the RSUs.

Equity Incentive Plans

We have in effect the 1999 Stock Option Plan, the 2004 Stock Option Plan and the 2006 Stock Incentive Plan. Awards under the 2004 Plan may take the form of incentive stock options and nonqualified stock options, and awards under the 2006 Plan may take the form of incentive stock options, nonqualified stock options, restricted stock awards and/or RSUs. The Compensation Committee administers the Plans, selects the individuals who will receive awards and establishes the terms and conditions of those awards. Shares of common stock subject to awards that have expired, terminated, or been cancelled or forfeited are available for issuance or use in connection with future awards.

As of December 31, 2013, there were options to purchase 7,000 shares outstanding under the 1999 Plan. The active period for this plan expired on August 24, 2009. The 2004 Plan authorizes us to issue options to purchase 2.8 million shares of common stock, of which, as of December 31, 2013, we have awards for approximately 494,000 remaining to issue. The 2006 Plan provides for us to issue awards for 7.1 million shares of common stock, of which, as of December 31, 2013, we have awards for approximately 1.0 million shares or restricted stock units remaining to issue.

The following table sets forth information as of December 31, 2013 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities in Column A)
Equity compensation plans approved by security holders	3,240,071	$7.45	1,526,821
Equity compensation plans not approved by security holders	—	—	—

Total	3,240,071	$7.45	1,526,821

Based on the recommendation of the Compensation Committee, the Board of Directors approved, subject to stockholder approval at the Meeting, the 2014 Stock Incentive Plan, which would permit awards of stock appreciation rights and performance-based awards, in addition to RSUs, restricted stock and stock options, details of which are contained in “Proposal 3: Approval of the 2014 Stock Incentive Plan.”

Compensation Committee Interlocks and Insider Participation

Thomas L. Kempner, John M. Albertine and William J. Wilson were members of the Compensation Committee in 2013. None of the executive officers of the Company has served on the board of directors or compensation committee of any other entity that has had any of such entity’s officers serve either on the Company’s Board of Directors or Compensation Committee.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The following is a schedule of all persons who, to our knowledge, beneficially owned more than 5% of the outstanding common stock of the Company as of April 1, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Loeb Holding Corporation(1)	6,940,541	38.34%
125 Broad Street, 14th Floor
New York, NY 10004
Michael R. Stanfield(2)	1,208,090	6.5%
c/o Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
John H. Lewis	1,171,013	6.5%
Osmium Partners, LLC(3)
300 Drakes Landing Road, Suite 172
Greenbrae, California 94904

(1)	According to 13G/A filed with the SEC on February 18, 2014. Thomas L. Kempner, one of our directors, is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation.

(2)	Includes (a) 66,352 shares held directly by Mr. Stanfield, (b) 743,446 shares held by Stanfield Family Investments LLC (“SFI LLC”), a Virginia limited liability company, of which Mr. Stanfield is the Managing Member and (c) 315,792 shares which Mr. Stanfield has, or will within 60 days of April 1, 2014 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise. Mr. Stanfield and his wife own a 55% interest in SFI LLC, and trusts for the benefit of their children own the remaining 45% interest. Mr. Stanfield disclaims beneficial ownership of the shares held by SFI LLC except to the extent of his pecuniary interest therein. Also, includes 82,500 shares held by his wife and to which he disclaims beneficial ownership.

(3)

According to a 13G/A filed with the SEC on February 12, 2014 by John H. Lewis, the controlling member of Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”), which serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (the “Fund”), Osmium Capital II, LP, a Delaware limited partnership (“Fund II”), Osmium Spartan, LP, a Delaware limited partnership (“Fund III”), and Osmium Diamond, LP, a Delaware limited partnership (“Fund IV”) (all of the foregoing, collectively, the “Filers”). The Fund, Fund II, Fund III and Fund IV are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. According to the 13G/A, the Fund, Fund II, Fund III and Fund IV directly own the common shares reported in such 13G/A (other than 19,161 shares owned directly by Mr. Lewis). Mr. Lewis and Osmium Partners may be deemed to share with the Fund, Fund II, Fund III and Fund IV (and not with any third party) voting and dispositive power with respect to such shares. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer reported on such 13G/A.

Security Ownership of Directors and Executive Officers

The following is a table of the security ownership of our directors and named executive officers as of April 1, 2014:

	Amount of and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Outstanding Shares Beneficially Owned	Right to Acquire(2)	Total Beneficial Ownership	Percent of Common Stock
Michael R. Stanfield(3)	892,298	315,792	1,208,090	6.5%
Neal Dittersdorf	218,719	139,689	358,408	1.9%
John G. Scanlon(4)	210,769	148,955	359,724	1.9%
Steven A. Schwartz	206,850	118,716	325,566	1.8%
Steven Sjoblad	42,835	39,324	82,159	*
John M. Albertine	11,250	12,500	23,750	*
Thomas G. Amato	21,476	10,549	32,025	*
James L. Kempner(5)	72,559	5,000	77,559	*
Thomas L. Kempner(6)	6,965,890	24,799	6,990,689	38.0%
David A. McGough	191,667	16,049	207,716	1.1%
Norman N. Mintz	25,535	5,000	30,535	*
William J. Wilson	28,070	24,799	52,869	*
All executive officers and directors as a group (15 persons)	8,944,782	898,894	9,843,676	51.1%

*	Less than 1%

(1)	Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise.

(2)	Consists of shares which such persons have, or will within 60 days of April 1, 2014 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise.

(3)	Includes (a) 66,352 shares held directly by Mr. Stanfield, (b) 743,446 shares held by Stanfield Family Investments LLC (“SFI LLC”), a Virginia limited liability company, of which Mr. Stanfield is the Managing Member and (c) 315,792 shares which Mr. Stanfield has, or will within 60 days of April 1, 2014 have, the right to acquire upon the exercise of stock options, vesting of RSUs or otherwise. Mr. Stanfield and his wife own a 55% interest in SFI LLC, and trusts for the benefit of their children own the remaining 45% interest. Mr. Stanfield disclaims beneficial ownership of the shares held by SFI LLC except to the extent of his pecuniary interest therein. Also, includes 82,500 shares held by his wife and to which he disclaims beneficial ownership.

(4)	Held in trust for his benefit and the benefit of his spouse, as to which shares he has investment discretion. Mr. Scanlon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Includes 44,394 shares held in trusts for the benefit of his children as to which shares he has investment discretion. Mr. James L. Kempner disclaims beneficial ownership of these shares.

(6)

Includes 6,940,541 shares held by Loeb Holding Corporation. Mr. Thomas L. Kempner is the beneficial owner of a majority of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation. Also, includes 9,099 shares held by his wife and to which he disclaims beneficial ownership.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Digital Matrix Systems, Inc.

One of our directors, David A. McGough, is the chief executive officer and president of DMS.

In March 2007, we entered into a master agreement under which DMS provides us certain data processing services and which replaced certain prior service and software license agreements with DMS. Under the master agreement, we pay for these services with a combination of fixed monthly fees and transaction fees. In addition, we also are party to a professional services agreement under which DMS will provide additional development and consulting services pursuant to work orders that are agreed upon by the parties from time to time. We paid approximately $973,000 in 2013 to DMS under these agreements. As of December 31, 2013 we owed DMS approximately $69,000, and are obligated to make payments to DMS of approximately $648,000 in 2014.

Registration Rights

Loeb Holding Corporation and certain of our directors have registration rights pursuant to which each such stockholder may require us, from time to time, to register for sale to the public under the Securities Act of 1933 any shares of common stock owned by them. In addition, each of these stockholders has piggyback registration rights that allow them to include their shares of common stock in registration statements initiated by us. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in a registration statement.

Policies and Procedures With Respect to Transactions with Related Persons

We have adopted written policies and procedures with respect to the review and oversight of related person transactions. Pursuant to this policy, subject to certain exceptions, the Audit Committee of our Board of Directors reviews related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K), other than (a) transactions where all stockholders receive the same benefit on a pro rata basis, (b) transactions involving less than $50,000 when aggregated with all similar transactions, (c) executive officer and director compensation matters required to be disclosed by us and approved by the Compensation Committee or the Board of Directors, (d) transactions where the rates or charges are determined by competitive bids or are fixed, and (e) charitable contributions which would not otherwise compromise the independence of any independent director, and decides whether or not to approve or ratify those transactions.

In reviewing a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a related person transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee, on at least an annual basis, reviews and assesses ongoing relationships with the related person to see that they are in compliance with those guidelines and that the related person transaction remains appropriate. In addition, our policy requires that our General Counsel institute and maintain specific procedures to ensure that the Company maintains records of related persons and related person transactions and that we disclose on a timely basis all related person transactions that are required to be disclosed in our SEC filings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2013 our officers, directors and holders of more than 10% of our common stock complied with all filing requirements under Section 16(a) of the Exchange Act. In making this disclosure, we have relied solely on written representations of our directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the SEC.

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, we are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Executive Compensation,” the compensation tables and the narrative discussion following the compensation tables. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We believe that the Company has created a compensation program deserving of stockholder support. As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the fiscal year 2013 compensation of our named executive officers.

This say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

To be approved, this proposal must receive the affirmative vote of a majority of the votes cast on the proposal at the Meeting. The Company has been advised that it is the intention of Mr. Thomas L. Kempner to cause Loeb Holding Corporation to vote the shares of common stock it beneficially owns in favor of approval. See “Principal Stockholders — Security Ownership of Certain Beneficial Owners.”

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3:

APPROVAL OF THE 2014 STOCK INCENTIVE PLAN

On March 17, 2014, the Board of Directors approved the Intersections Inc. 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”), subject to the approval of the stockholders of the Company at this Meeting. The purpose of the 2014 Stock Incentive Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in it by its key employees, directors, consultants and independent contractors who are employed by, or perform services for, it and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations.

The 2014 Stock Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock awards and/or restricted stock unit (“RSU”) awards (collectively, “Awards”).

The following is a summary of certain provisions of the 2014 Stock Incentive Plan and is qualified in its entirety by reference to the specific language of the 2014 Stock Incentive Plan, a copy of which is attached as Annex A.

Administration

The 2014 Stock Incentive Plan is administered by the Compensation Committee, which consists of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with Rule 10C-1(b)(1) under the Exchange Act, and an “independent director” under applicable NASDAQ listing standards. In addition, at least two members of the Compensation Committee shall qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, and an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code. Pursuant to the 2014 Stock Incentive Plan, the Compensation Committee selects participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards. The Compensation Committee can provide that Awards will vest based on certain enumerated performance criteria (included in the 2014 Stock Incentive Plan) to qualify as performance based compensation under 162(m) of the Code (as discussed below).

Securities Offered

Under the 2014 Stock Incentive Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Awards may not exceed 3,000,000 shares, subject to adjustment under the 2014 Stock Incentive Plan. The maximum number of Shares, subject to adjustment under the 2014 Stock Incentive Plan, which may be made the subject of Options that are incentive stock options is 3,000,000. The maximum number of Shares, subject to adjustment under the 2014 Stock Incentive Plan, which may be (i) made the subject of Options that are incentive stock options granted to any individual during any calendar year shall not exceed 1,000,000 shares, (ii) made the subject of Options or SARs granted to any individual during any calendar year shall not exceed 1,000,000 shares or (iii) made the subject of Awards other than Options or SARs granted to any individual during any calendar year shall not exceed 1,000,000 shares. The number of shares is subject to adjustment resulting from certain changes in the capitalization or corporate structure of the Company. If Awards granted under the 2014 Stock Incentive Plan expire or terminate for any reason prior to being exercised, Awards with respect to the unissued shares subject thereto may again be granted under the 2014 Stock Incentive Plan; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of shares, the number of shares which may again be made subject to Awards.

On April 1, 2014, the closing price of a share of common stock of the Company was $5.93.

Eligibility

All of our (and any of our subsidiaries’) key employees (including officers who are also directors), directors, consultants and independent contractors are eligible to receive Awards under the 2014 Stock Incentive Plan. Awards under the 2014 Stock Incentive Plan are granted at the sole discretion of the compensation committee. In determining the amount and form of an Award, consideration is given to the functions and responsibilities of the individual, his or her potential contributions to the success of the Company, and other factors deemed relevant by the Compensation Committee. The granting of an Award does not confer upon the participant any right to continue in the employ or service of the Company or affect any right or power of the Company to terminate the services of such participant at any time.

We estimate that, as of April 1, 2014, eight executive officers, six non-employee directors and approximately 30 key employees and consultants and independent contractors of the Company and its subsidiaries will be eligible to receive Awards under the 2014 Stock Incentive Plan. Because Awards under the 2014 Stock Incentive Plan are granted at the discretion of the compensation committee, it is not possible for us to determine the amount of any other awards that may be granted to any of the participants if the plan is approved by the stockholders.

Options

Grant of Options. The compensation committee has the sole discretion to determine the number of Options to be granted to any eligible person under the 2014 Stock Incentive Plan, the number of shares of Common Stock subject to the Options, and whether to grant the Options as “incentive stock options” or “non-qualified stock options”. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock plans of the Company and its Subsidiaries) cannot exceed $100,000; to the extent this limit is exceeded, the Options shall be treated as non-qualified stock options.

Option Exercise Price. The purchase price of shares of Common Stock issuable upon the exercise of Options will be determined by the compensation committee at the time of grant; however, the purchase price may not be less than 100% of the fair market value of the shares on the date of grant. No Option which is intended to qualify as an incentive stock option may be granted under the 2014 Stock Incentive Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the exercise price under such Option is at least 110% of the fair market value of the share on the date such Option is granted and the term of such Option is no more than five years.

Exercisability of Options. Options may be exercisable as determined by the compensation committee at the time of grant but in no event after ten years from the date of grant. Options are exercisable by delivery to the Company of a duly signed notice in writing to such effect, together with the option certificate and the full purchase price of the shares purchased pursuant to the exercise of the Option.

Payment of Option Exercise Price and Issuance of Shares of Common Stock. The Option’s exercise price will be payable by any one or more of the following methods: in cash, by check, by delivery to the Company of shares already owned by the Option holder for at least six months, by payment through a broker in accordance with applicable law or by such other methods as the compensation committee may permit from time to time.

SARs

An SAR is an award entitling the holder, upon exercise, to receive an amount of our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. Each SAR shall entitle the holder thereof upon exercise to an amount equal to (I) the excess of (a) the fair market value of a share (on the exercise date) over (b) the Price of such SAR multiplied by (II) the number of SARs exercised. Payment shall be made in Shares (valued at such fair market value) or, if determined by the Committee in cash (or a combination of the two).

Exercise Price. The exercise price of each SAR will be determined by the compensation committee at the time of grant; however, the exercise price may not be less than 100% of the fair market value of the shares on the date of grant.

Exercisability of SARs. SARs may be exercisable as determined by the compensation committee at the time of grant but in no event after ten years from the date of grant. SARs are exercisable by delivery to the Company of a duly signed notice in writing to such effect, together with the SAR certificate.

Restricted Stock Awards

A “restricted stock award” is a grant by the compensation committee of shares of Common Stock or the right to purchase shares of Common Stock at a price determined by the compensation committee at the time of grant, subject to a restriction period specified in the Award. During the restriction period, the shares may not be transferred and are subject to forfeiture unless and until specific conditions established by the compensation committee at the time of grant are met. The conditions may be based on continuing employment or achieving pre-established performance objectives, or both. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions on transfer thereof expire or are removed, and each certificate evidencing a restricted stock award shall bear a legend making appropriate reference to the restrictions imposed.

Share Certificates. Certificates for the shares granted or purchased pursuant to restricted stock awards will be issued in the names of the holders thereof and shall bear a legend making appropriate reference to the restrictions imposed, but the certificates will be retained by the Company for the holders’ accounts and will not be delivered to such holders until the restrictions imposed on the transfer of the shares shall have lapsed.

Stockholder Rights. The holder of a restricted stock award will have the right to vote the shares registered in his or her name. Dividends and distributions (including stock dividends and distributions in the event of a split-up, conversion, exchange, reclassification or substitution) with respect to the shares will be retained by the Company for the holder’s account, to be distributed to the holder at the time, and to the extent that, the restrictions imposed on the transfer of such shares shall have expired or lapsed.

Restricted Stock Unit Awards

Terms and Conditions. RSUs are similar to restricted stock except that the award takes the form of phantom units equal to the value of shares instead of shares. An “RSU award” is the grant by the Compensation Committee of an unfunded, unsecured right to receive payment or Common Stock from the Company, upon the expiration of a vesting period, in an amount equal to (1) the fair market value of a share of Common Stock on the date of the expiration, multiplied by (2) the number of RSUs credited to the holder pursuant to the award and as to which the vesting period has expired. RSUs may be settled in shares of Common Stock or cash, or a combination of both. During the restriction period, a holder of RSUs does not have voting or other stockholder rights.

Performance Criteria

The Compensation Committee may use one or more of the following performance criteria with respect to any Award: (i) consolidated income before or after taxes; (ii) EBITDA; (iii) adjusted EBITDA; (iv) net operating income; (v) net income; (vi) net income per share; (vii) book value per share; (viii) total shareholder return; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit; (xiii) maintenance or improvement of debt to equity ratio or other ratios; (xiv) stock price; (xv) funds from operations, as the same may or may not be adjusted; (xvi) cash flow; (xvii) working capital; and (xviii) for Awards not intended to comply with the performance exception under Section 162(m) of the Code, such other standards as determined by the Compensation Committee in its sole discretion.

Assignability

Awards and all rights thereunder are non-assignable and non-transferable except to the extent that the estate of a deceased holder is entitled thereto. Awards (other than incentive stock options) may be transferred to family members or other persons or entities pursuant to such terms as the compensation committee may approve.

Termination of Employment, Acceleration Events and Certain Corporate Transactions

Options and SARs become immediately exercisable in full upon the retirement of the holder after reaching the age of 65, upon the disability (as determined by the compensation committee in its sole discretion) or death of the holder while in the employ or service of the Company, upon a Change in Control or Sale (each as defined in the 2014

Stock Incentive Plan), while the holder is in the employ or service of the Company, or upon the occurrence of such special circumstances as in the opinion of the compensation committee merit special consideration.

Options and SARs terminate following the holder’s termination of employment or service except that the holder shall have until the expiration of three months from the cessation of the holder’s employment or service with the Company and its Subsidiaries (without regard to any period of severance) to exercise any unexercised Option the holder could have exercised on the day on which he left the employ or service of the Company and its Subsidiaries (including any Options or SARs that become exercisable under the circumstances described in the preceding paragraph); provided, however, that in the event of the holder’s termination because of a violation of duties, all unexercised Options and SARs will terminate immediately upon the termination of the holder’s employment or service. The exercise period is extended to six months in the case of the holder’s disability or the death of the holder, in which case the Option or SAR would be exercisable by the holder’s estate.

All restrictions with respect to restricted stock awards will immediately cease upon the death or disability of the holder, upon a Change in Control or Sale, all while the holder is in the employ or service of the Company, or as the compensation committee shall determine.

The vesting period with respect to RSU awards will completely expire, and all amounts will become payable, immediately upon the death or disability of the holder, upon a Change in Control or Sale, all while the holder is in the employ or service of the Company, or as the compensation committee shall determine.

In addition, in the event of a liquidation, dissolution, merger or consolidation involving the Company, including, without limitation upon a Change of Control or Sale, the Compensation Committee may, in its sole discretion, either (alone or in combination) after giving effect to any accelerated vesting, payment or other distribution under the 2014 Stock Incentive Plan, to the extent applicable (i) provide for the assumption or the substitution of Awards (with appropriate adjustments, to the extent applicable, consistent with Sections 409A and 424 of the Code); (ii) provide for the acceleration of the vesting, lapse of restrictions, payment, delivery or issuance and/or exercisability of the Award (to the extent not already otherwise provided under the 2014 Stock Incentive Plan); (iii) for Awards that are convertible, exchangeable or exercisable, provide written notice to any holder of such Award that the Award shall be terminated to the extent that it is not converted, exchanged or exercised prior to a date certain specified in such notice; and/or (iv) provide that the holder of any such Award, to the extent then vested, shall be entitled to receive from the Company an amount equal to the fair market value of such Awards as of the date of such event which, in the case of any Option or SAR, shall be an amount equal to the excess of (A) the fair market value (determined on the basis of the amount received by stockholders of the Company in connection with such transaction and, if determined by the Committee, at such times as received by the stockholders of the Company, all to the extent consistent with Section 409A, to the extent applicable) to any Award over (B) the aggregate purchase price which would be payable for such Shares upon the conversion, exchange or exercise of such Award (for avoidance of doubt, if such exercise price is less than such fair market value, the Option or SAR may be cancelled for no consideration or for such consideration that the Compensation Committee shall determine or as provided by the agreement effectuating the event).

Amendment, Effective Date and Termination of the 2014 Stock Incentive Plan

The Board of Directors or the Compensation Committee at any time may withdraw or amend the 2014 Stock Incentive Plan and may withdraw or amend the terms and conditions of outstanding Awards; provided, however, that no such action shall modify any Award in a manner adverse in any material respect to the holder of such Award without such holder’s consent except as such modification is provided for or contemplated in the terms of the Award or the Plan or as required to comply with law or the applicable requirements of Section 409A. Any amendment which would increase the number of shares issuable pursuant to the 2014 Stock Incentive Plan or to any individual during any calendar year, or change the class of persons to whom Awards may be granted, shall be subject to the approval of the stockholders of the Company within one year of the amendment. In addition, amendments will be subject to the approval of stockholders if required by applicable law or exchange rule. A determination of the compensation committee as to any question which may arise with respect to the interpretation of the provisions of the 2014 Stock Incentive Plan and any Awards shall be final. The Compensation Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the 2014 Stock Incentive Plan, as it may deem advisable to make the 2014 Stock Incentive Plan and any Awards effective or to provide for their administration, and may take such other action with regard to the 2014 Stock Incentive Plan and any Awards as it shall deem desirable to effectuate their purpose.

The 2014 Stock Incentive Plan is conditioned upon approval by the stockholders of the Company at this Meeting. Any Awards granted prior to the date of approval by the stockholders of the Company are conditioned upon stockholder approval. If such stockholder approval is not obtained, then the 2014 Stock Incentive Plan and any Awards granted thereunder will be void and of no force or effect.

The 2014 Stock Incentive Plan shall terminate on May 14, 2024.

The Employee Retirement Income Security Act of 1974

The 2014 Stock Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Certain Federal Income Tax Consequences

The following discussion of certain relevant federal income tax consequences applicable to Awards granted under the 2014 Stock Incentive Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. Different rules may apply in the case of a participant who is subject to Section 16 of the Exchange Act with respect to the Company.

Incentive Stock Options

An individual will not realize any income upon the grant or exercise of an incentive stock Option. If the individual disposes of the shares acquired upon the exercise of an incentive stock Option more than two years after the date the Option is granted and more than one year after the shares are transferred to him or her, the individual will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the Option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the individual disposes of the shares acquired upon the exercise of an incentive stock Option prior to the expiration of two years from the date the Option is granted, or one year from the date the shares are transferred to him or her, any gain realized will be taxable at that time as follows: (a) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the shares on the date the Option was exercised or the amount realized from the disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the shares. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

In general, the difference between the fair market value of the shares at the time the incentive stock Option is exercised and the Option exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and, under certain circumstances, may be subject, in the year in which the Option is exercised, to the alternative minimum tax.

If an individual uses shares which he or she already owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock Option, (a) the holding period for the newly issued shares equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual’s basis in the newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the individual on the old shares surrendered. However, if an individual uses shares previously acquired pursuant to the exercise of an incentive stock Option to pay all or part of the exercise price under an incentive stock Option, the tender will constitute a disposition of the previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to the incentive stock Option and the tender may be treated as a taxable exchange.

Non-Qualified Stock Options

An individual will not realize any income at the time the non-qualified stock Option is granted. An individual who is not a director, officer or beneficial owner of more than 10% of the outstanding shares of the Company (a “director, officer or principal stockholder”), will realize income at the time he or she exercises the Option in an amount equal to the amount by which the then fair market value of the shares acquired pursuant to the exercise of the Option exceeds the price paid for the shares. All income realized upon the exercise of a non-qualified stock Option will be taxed at ordinary income rates. The Company will generally be entitled to a tax deduction (as compensation) for the amount taxable to an individual (including a director, officer and principal stockholder) upon the exercise of a non-qualified stock Option, as described above, in the same year as those amounts are taxable to the individual.

Shares issued pursuant to the exercise of a non-qualified stock Option generally will constitute a capital asset in the hands of an individual (including a director, officer or principal stockholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an individual (including a director, officer or principal stockholder) will generally commence upon the date he or she recognizes income with respect to the issuance of the shares. If, however, previously acquired shares are used to pay all or apportion of the purchase price, the holder’s holding period will depend, in part, on the previously acquired shares.

Stock Appreciation Rights

Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or fair market value of the shares received upon exercise. The Company will generally be entitled to a tax deduction (as compensation) for the amount taxable to an individual in the same year as those amounts are taxable to the individual.

Restricted Stock

An individual will not realize any income when the right to acquire shares subject to restricted stock awards (“Restricted Shares”) is granted to him or her, or when the certificates for the Restricted Shares themselves are registered in his or her name. The individual will realize ordinary income as and when the Restricted Shares are no longer subject to a substantial risk of forfeiture , in an amount equal to the difference between the fair market value of the Restricted Shares as of such date and the price, if any, he or she paid for the shares. Alternatively, the individual can file a written election with the Internal Revenue Service, no more than 30 days after the certificates for the Restricted Shares are granted, to be taxed as of the date of issuance on the difference between the then fair market value of the Restricted Shares and the price, if any, he or she paid for the shares. Once the individual has realized ordinary income with respect to the Restricted Shares, any subsequent increase in the value of the Restricted Shares generally will be taxed when the shares are sold as long-term or short-term capital gain, depending on how long the Restricted Shares are held. The individual’s holding period with respect to the Restricted Shares will begin on the date he or she realizes ordinary income with respect to the Restricted Shares and the basis in the shares will be equal to their then fair market value. The Company will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the individual with respect to the Restricted Shares. Any dividends or other distributions paid on the Restricted Shares generally will be taxable when distributed to the individual.

RSU Awards

An individual will not be subject to tax upon the grant of an RSU award. Upon distribution of the cash and/or shares underlying the RSUs, the individual will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. The individual’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution and the holding period in such shares will begin on the day following the date of distribution.

Section 280G of the Code

In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her “base amount” (as defined in Section 280G), then any amount received in excess of the base amount shall be considered an “excess parachute payment.” Under certain circumstances, Awards may give rise to excess parachute payments. If so, then in addition to any income tax which would otherwise be owed in connection with such payment, the individual will be subject to an excise tax equal to 20% of such excess payment, and the Company will not be entitled to any tax deduction to which it would have been entitled with respect to such excess parachute payment.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding Awards, the individual will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the individual’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Section 162(m) of the Code

Section 162(m) of the Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the chief executive officer and four other most highly compensated executive officers of the corporation to the extent compensation paid to any of such individuals exceeds $1,000,000 in any year. For purposes of Section 162(m) of the Code, compensation which is performance-based is not counted as subject to the deductibility limitations provided the materials terms have been approved by stockholders. Options and SARs granted under the Plan are intended to permit the full deduction by the Company, by qualifying income pursuant to such Options and SARs as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Certain other awards may be structured to comply with Section 162(m) of the Code’s “qualified performance-based compensation” exception. Income pursuant to non-performance based restricted stock awards and RSU awards would be subject to the deductibility limitations of Section 162(m).

Section 409A of the Code

Section 409A of the Code imposes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain Awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. While the Company intends to administer and operate the Plan and establish terms with respect to awards subject to Section 409A of the Code in a manner that will avoid the imposition of additional taxation under Section 409A of the Code upon a holder, there can be no assurance that additional taxation under Section 409A of the Code will be avoided in all cases.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal to approve the 2014 Stock Incentive Plan is required for approval of this Proposal 3.

The Board of Directors recommends a vote FOR approval of the 2014 Stock Incentive Plan.

PROPOSAL 4:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for audit and other services rendered by Deloitte & Touche LLP in 2013 and 2012:

	2013 Actual Fee ($)	2012 Actual Fee ($)
Audit fees(1)	860,499	850,000
Audit Related Fees(2)	30,195	35,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	890,694	885,000

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews (including fees related to the Sarbanes-Oxley Act of 2002), notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

Audit Committee Pre-Approval Policy

The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Consideration of these Fees

The Audit Committee has considered whether the provisions of the services covered under the categories of “Audit Related Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Deloitte & Touche LLP.

The Board of Directors of the Company recommends a vote FOR Proposal 4.

Audit Committee Report

The Audit Committee operates under a written charter, which was adopted by the Board of Directors. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for assessing the effectiveness of the Company’s internal controls over financial reporting and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the Board of Directors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. In this context, the Audit Committee met separately with each of management, the internal auditors and the independent registered public accounting firm to provide each with the opportunity to discuss any matters that should be discussed privately without the others present. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP its independence. The Audit Committee also considered whether the provision by Deloitte & Touche LLP of certain other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

Audit Committee

Dr. John M. Albertine

Thomas G. Amato (Chair)

William J. Wilson

OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us on or prior to December 17, 2014 to be eligible for inclusion in our Proxy Statement and form of proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date is considered untimely.

Other Business

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Michael R. Stanfield

Chairman of the Board of Directors

Dated: April 16, 2014

Annex A

2014 STOCK INCENTIVE PLAN

OF

INTERSECTIONS INC.

1. Purpose. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, key employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and other service providers.

2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Award Agreement” shall mean a written agreement, document or certificate that sets forth the terms, conditions and limitations applicable to an Incentive Award as set forth in Section 7 hereof.

(b) “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

(c) “Chairman of the Board” shall mean the person who at the time shall be Chairman of the Board of Directors.

(d) “Change of Control” shall mean:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Corporation, any existing director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange

Act), directly or indirectly, of securities of the Corporation representing 30% or more of the Common Stock of the Corporation;

(ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Notwithstanding the foregoing, for purposes of above and for “Sale”, for any Incentive Award that is considered deferred compensation under Section 409A and where Change of Control and/or Sale is a payment, delivery, or issuance event or changes the time and form of payment, delivery or issuance, an event shall not constitute a Change of Control or Sale for purposes of such payment, delivery or issuance (or change in time and form of payment, delivery or issuance, as applicable) unless it would also be a “change in control” (whether by change in ownership, effective control or change in the ownership of a substantial portion of the assets) under Section 409A of the Code.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(f) “Committee” shall mean the Committee hereinafter described in Section 3 hereof.

(g) “Corporation” shall mean Intersections Inc., a Delaware corporation.

(h) “Fair Market Value” on a specified date shall mean the closing price at which one Share is traded on the stock exchange, if any, on which Shares are primarily traded, or the last sale price or average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the foregoing, for any Incentive Award what is subject to, or eligible for an exemption from, Section 409A of the Code, fair market value shall, to the extent required under Section 409A, be in accordance with Section 409A of the Code, if applicable.

(i) “Incentive Award” shall mean an Option, SAR, Restricted Stock Award or RSU Award granted pursuant to this Plan.

(j) “Options” shall mean the stock options granted pursuant to this Plan in accordance with Section 8(a) hereof.

(k) “Plan” shall mean this 2014 Stock Incentive Plan of Intersections Inc., as adopted by the Board of Directors on March 17, 2014, subject to approval by the stockholders of the Corporation, as such Plan from time to time may be amended.

(l) “Restricted Shares” shall mean the Shares issued as a result of a Restricted Stock Award.

(m) “Restricted Stock Award” shall mean a grant of Shares or of the right to purchase Shares in accordance with Section 9 hereof.

(n) “RSU” shall mean an unfunded and unsecured promise of the Corporation to deliver (or cause to be delivered) to the holder, a Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) on a delivery date as provided under the applicable Award Agreement.

(o) “RSU Award” shall mean a grant of RSUs in accordance with Section 10 hereof.

(p) “Sale” shall mean (i) an acquisition of securities of the Corporation as described in clause (i) of the definition of a Change of Control, except that “more than 50%” shall be substituted for “30% or more”; or (ii) the consummation of the transaction approved by the stockholders of the Corporation as described in clause (ii) or (iii) of the definition of a Change of Control.

(q) “SAR” shall mean a stock appreciation right granted pursuant to the Plan in accordance with Section 8(b) hereof.

(r) “Section 409A” shall mean Section 409A of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.

(s) “Share” shall mean a share of common stock of the Corporation.

(t) “Subsidiary” shall mean any corporation or, for Incentive Awards other than Options that are incentive stock options, other business entity (whether or not incorporated) 50% or more of whose stock or interests having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

3. Committee. The Plan shall be administered by the Compensation Committee which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall have full power and authority to administer and interpret the Plan. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan, any Award Agreements and Incentive Awards shall be final, conclusive and binding. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem necessary and advisable, including to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose. The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons at the expense of the Corporation and the Committee, the Corporation and the officers or directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of such persons.

4. Participants. The class of persons who are potential recipients of Incentive Awards granted under this Plan consist of the (i) directors of the Corporation or a Subsidiary, (ii) key employees of the Corporation or a Subsidiary, and (iii) consultants and independent contractors used by the Corporation or a Subsidiary, in each case as determined by the Committee in its sole discretion. The directors, key employees, consultants and independent contractors to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Awards, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

5. Types of Incentive Awards Under the Plan. Incentive Awards may be made under the Plan in the form of Options, SARs, Restricted Stock Awards and RSU Awards.

6. Shares. The Committee may, but shall not be required to, grant, in accordance with this Plan, Incentive Awards with respect an aggregate of up to 3,000,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares, subject to adjustment under Section 15 of the Plan, which may be made the subject of Options that are incentive stock options is 3,000,000. The maximum number of Shares, subject to adjustment under Section 15 of the Plan, which may be (i) made the subject of Options that are incentive stock options granted to any individual during any calendar year shall not exceed 1,000,000 Shares, (ii) made the subject of Options or SARs granted to any individual during any calendar year shall not exceed 1,000,000 Shares or (iii) made the subject of Incentive Awards other than Options or SARs granted to any individual during any calendar year shall not exceed 1,000,000. If the Shares that would be issued or transferred pursuant to any Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of Shares, the number of Shares which may again be made subject to Incentive Awards; provided, further, that with respect to any Incentive Awards granted to any person who is a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Incentive Award shall continue to count against the maximum number of Shares which may be the subject of Incentive Awards granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

Nothing herein contained shall be construed to prohibit the issuance of Incentive Awards at different times to the same employee, director, consultant or independent contractor.

7. Incentive Award Agreements. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement. Each respective Award Agreement shall be in substantially the form attached hereto as Exhibits A, B, C or D or in such other form as may be determined by the Committee from time to time. The Award Agreement shall contain such provisions as the Committee in its discretion deems necessary or desirable, consistent with the terms of the Plan, and need not be identical with respect to each Incentive Award. In the case of Options, the Award Agreement shall indicate whether or not the Option is to be treated as an incentive stock option. By accepting an Incentive Award, the holder of the Incentive Award agrees that the Incentive Award shall be subject to all the terms and provisions of the Plan and the applicable Award Agreement.

8. Grant of Options and SARs.

(a) Options.

(i) Types of Options. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (i) is to be treated as an incentive stock option within the meaning of Section 422 of the Code, or (ii) is not to be treated as an incentive stock option for purposes of this Plan and the Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary. Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

(ii) Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option shall, in accordance with Section 409A of the Code, not be less than the Fair Market Value of a Share on the day on which the Option is granted.

(iii) Duration of Options. The duration of any Option granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain exercisable for a period of more than ten years from the date upon which the Option is granted.

(iv) Ten Percent Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the term of such Option is no more than five years.

(v) Exercise of Options. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed at the time of grant by the Committee.

a) Notwithstanding the foregoing, all or any part of any remaining unexercised Options (whether or not vested) granted to any person may be exercised, subject to the timing provisions of Section 13 hereof, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon a Change of Control while the holder is in the employ or service of the Corporation, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

b) An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash; by check payable to the order of the Corporation; by delivery to the Corporation of Shares which the holder has beneficially owned for at least six months and which shall be valued at their Fair Market

Value on the date of exercise of the Option; by providing with the exercise notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; cashless or net exercise method whereby the Corporation shall retain such number of Shares otherwise issuable in connection with the exercise of such Option as shall have a Fair Market Value equal to the aggregate exercise price with respect of such exercised Options (subject to Section 18 hereof) or by such other methods as the Committee may permit from time to time. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

c) Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate or electronic delivery for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate or electronic delivery in replacement of the certificate or electronic delivery surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate or electronic delivery shall be endorsed to give effect to the partial exercise thereof.

(b) SARs.

(i) Price. The price per Share of a SAR shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per Share shall, in accordance with Section 409A of the Code, not be less than the Fair Market Value of a Share on the day on which the SAR is granted.

(ii) Duration of SARs. The duration of any SARs granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no SAR shall remain exercisable for a period of more than ten years from the date upon which the SAR is granted.

(iii) Method of Exercise. A SAR, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed at the time of grant by the Committee.

a) Notwithstanding the foregoing, all or any part of any remaining unexercised SARs (whether or not vested) granted to any person may be exercised, subject to the timing provisions of Section 13 hereof, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon a Change of Control while the holder is in the employ or service of the Corporation, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

b) A SAR shall be exercised by the delivery of written notice duly signed by the holder thereof to such effect, together with the SAR certificate to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same. Such exercise may be a cashless or net exercise whereby the Corporation shall retain that number of Shares (or other consideration which may be paid or delivered as determined by the Committee in respect thereof) in connection with the exercise of the SAR as shall have the Fair Market Value necessary to satisfy any withholding of taxes as described in Section 18 hereof or such other method as permitted by the Committee.

c) Unless otherwise determined by the Committee, or as otherwise provided in the applicable Award Agreement, upon exercise of an outstanding exercisable SAR, each SAR shall entitled the holder thereof upon exercise to an amount equal to (I) the excess of (a) the Fair Market Value of a Share (on the exercise date) over (b) the Price of such SAR multiplied by (II) the number of SARs exercised. Payment shall be made in Shares (valued at such Fair Market Value) or, if determined by the Committee in cash (or a combination of the two).

9. Restricted Stock Awards. The Committee shall have the authority to grant Restricted Stock Awards subject to the following terms and conditions:

(a) Transfer Restrictions. Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions). The Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire.

(b) Legend. Each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed.

(c) Lapse of Restrictions. The restrictions imposed under subsection (a) hereof upon Restricted Shares shall lapse in accordance with a schedule or such other conditions as shall be determined by the Committee, subject to the provisions of Section 12 hereof.

(d) Stock Certificate. Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder’s name but shall be retained by the Corporation for the holder’s account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder’s account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

(e) Purchase Price. The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award; provided, however, that such purchase price shall not be less than the par value of such Shares. Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation or by such other method as the Committee may permit.

(f) Other Restrictions. The Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

10. RSU Awards. The Committee shall have the authority to grant RSU Awards subject to the following terms and conditions:

(a) Vesting Conditions. RSUs shall be subject to such vesting conditions as the Committee shall determine at the time the RSU Award is granted (which conditions may be based on continuing employment, service or achievement of pre-established performance objections, or a combination of such conditions).

(b) Other Conditions. The Committee may impose such other conditions as it may deem advisable on any RSU Awards granted under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

(c) Payment and Delivery of Shares or Cash. Unless otherwise provided in the Award Agreement, upon satisfaction of the vesting conditions or restrictions specified by the Committee, the Corporation shall deliver to the holder one unrestricted, fully transferable Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) for each vested RSU to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. Unless otherwise provided in an

Award Agreement, in no event shall vested RSUs be settled later than March 15th following the year in which such RSU vests.

11. Performance Criteria. Performance objectives for Incentive Awards may be based upon one or more of the following criteria: (i) consolidated income before or after taxes; (ii) EBITDA; (iii) adjusted EBITDA; (iv) net operating income; (v) net income; (vi) net income per Share; (vii) book value per Share; (viii) total shareholder return; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit; (xiii) maintenance or improvement of debt to equity ratio or other ratios; (xiv) stock price; (xv) funds from operations, as the same may or may not be adjusted; (xvi) cash flow; (xvii) working capital; and (xviii) for Incentive Awards not intended to comply with the performance exception under Section 162(m) of the Code, such other standards as determined by the Committee in its sole discretion. Performance objectives may be in respect of the performance of the Corporation and its Subsidiaries (which may be on a consolidated basis), or a Subsidiary, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance objectives may be calculated without regard to extraordinary items. For Incentive Awards not intended to comply with the performance exception under Section 162(m) of the Code, prior to the end of a performance cycle, the Committee, in its discretion, may adjust the performance objectives to reflect a change in capitalization or any other event which may materially affect the performance of the Corporation or a Subsidiary, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Corporation or a Subsidiary. A performance cycle shall mean the time period specified by the Committee at the time an Incentive Award that is subject to performance criteria is granted during which the performance of the Corporation or a Subsidiary will be measured.

12. Restrictions on Transferability of Incentive Awards. Incentive Awards shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 12. Notwithstanding the preceding the Committee may, in its discretion, authorize a transfer of all or a portion of any Incentive Award, other than an Option which is intended to qualify as incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder (“Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Incentive Awards shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Incentive Award shall be subject to such terms and conditions as the Committee shall approve, including that such Incentive Award shall continue to be subject to the terms and conditions of the Incentive Award and of the Plan as amended from time to time. The events of termination of employment or service under Section 13 shall continue to be applied with respect to the initial holder, following which a transferred Incentive Award shall be exercisable by the transferee only to the extent and for the periods specified under Section 13. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder thereof. Any sale, exchange, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of this Section shall be void and shall not be recognized by the Corporation.

13. Termination of Employment or Service.

(a) Stock Options and SARs. Except as otherwise provided by the Compensation Committee or an applicable Award Agreement, all or any part of any Option or SAR, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option or SAR holder’s employment by the Corporation and all Subsidiaries, or (ii) in the case of a director, consultant or independent contractor of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary, upon the holder’s ceasing to serve as a director, consultant or independent contractor of the Corporation or a Subsidiary, except that in either case the Option or SAR holder shall have three months following the cessation of his employment with the Corporation and Subsidiaries or his service as a director, consultant or independent contractor of the Corporation or a Subsidiary, as the case may be, and no longer, within which to exercise any unexercised Option or SAR that he could have exercised on the day on which such employment, or service as a director, consultant or independent contractor, terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option or SAR. Notwithstanding the foregoing, if the cessation of employment or service as a director, consultant or independent contractor is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option or SAR holder or the representative of the Estate or the heirs of a deceased Option or SAR holder shall have the privilege of exercising the Options or SARs which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option or SAR and (i) within three months of the Option or SAR holder’s retirement, or (ii) within six months of the Option or SAR holder’s disability or death, as the case may be. If the employment or service of any Option or SAR holder with the Corporation or a Subsidiary shall be terminated because of the Option or SAR holder’s violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options or SARs of such holder shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries, and an Option or SAR holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option or SAR he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

(b) Restricted Stock Awards and RSU Awards. Except as otherwise provided by the Compensation Committee or an applicable Award Agreement, if a holder of a Restricted Stock Award or RSU Award shall voluntarily or involuntarily leave the employ or service of the Corporation or any Subsidiary, then (i) all Restricted Shares subject to restrictions at the time his employment or service terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto), and (ii) any RSUs subject to an RSU Award which is not vested at the time his employment or service terminates, shall be forfeited and any consideration received therefor from the holder shall be returned to the holder. Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse, and the vesting conditions or restrictions under an RSU Award shall be deemed to be satisfied, upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

14. Acceleration Events. Notwithstanding anything else in the Plan to the contrary and unless otherwise provided in the Award Agreement, all Incentive Awards shall fully vest (i) upon the disability to the extent determined by the Committee in its sole discretion or death of the Incentive Award holder or (ii) upon a Change of Control or Sale while the Incentive Award holder is in the employ or service of the Corporation. “Fully Vest” shall mean (i) with respect to any Options or SARs, become fully vested and exercisable in accordance with Section 8, (ii) with respect to any other Incentive Awards, become fully vested and any restrictions applicable to such Incentive Awards shall lapse and such Incentive Awards denominated in stock will be immediately paid out, and (iii) any other conditions on such Incentive Awards shall be deemed to be fully satisfied.

15. Adjustment of Incentive Awards; Corporate Transactions.

(a) If prior to the complete exercise of any Option or SAR or prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award or RSU Award, there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for,

(i) Options and SARs. In the case of an Option or SAR, then the Option or SAR, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option or SAR to such number and kind of securities or other property subject to the terms of the Option or SAR to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option or SAR at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase or exercise price upon the future exercise of the Option or SAR shall be the same as if the originally optioned Shares were being purchased thereunder. Notwithstanding the foregoing, any such adjustments shall be made in accordance with Sections 424 and 409A of the Code, as applicable.

(ii) Restricted Shares. In the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Incentive Award shall receive, subject to the same restrictions and other conditions of such Incentive Award, the same securities or other property as are received by the holders of the Corporation’s Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution; and

(iii) RSU. In the case of an RSU Award, the holder shall receive, at such time as would otherwise apply under such Incentive Award, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the Shares subject to the RSU Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution.

Any fractional shares or securities issuable as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time such shares or securities would have otherwise been issued. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights; provided, however, that with respect to Options and SARs any such adjustment shall be made in accordance with Sections 424 and 409A of the Code, as applicable.

(b) In addition, in the event of a liquidation, dissolution, merger or consolidation involving the Company, including, without limitation upon a Change of Control or Sale, the Committee may, in its sole discretion, either (alone or in combination), after giving effect to any accelerated vesting, payment or other distribution under the Plan (whether by Section 14 or otherwise), to the extent applicable: (i) provide for the assumption of such Incentive Awards theretofore granted, or the substitution for such Incentive Awards of new awards of the successor company or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price, to the extent applicable, consistent with Sections 409A and 424 of the Code, as applicable; (ii) provide for the acceleration of the vesting, lapse of restrictions, payment, delivery or issuance and/or exercisability of the Incentive Award (to the extent not already otherwise provided under the Plan); (iii) for Incentive Awards that are convertible, exchangeable or exercisable, provide written notice to any holder of such Incentive Award that the Incentive Award shall be terminated to the extent that it is not converted, exchanged or exercised prior to a date certain specified in such notice; and/or (iv) provide that the holder of any such Incentive Award, to the extent then vested, shall be entitled to receive from the Company an amount equal to the Fair Market Value of such Awards as of the date of such event which, in the case of any Option or SAR, shall be an amount equal to the excess of (A) the Fair Market Value (determined on the basis of the amount received by shareholders of the Company in connection with such transaction and, if determined by the Committee, at such times as received by the shareholders of the Company, all to the extent consistent with Section 409A, to the extent applicable) to any Award over (B) the aggregate purchase price which would be payable for such Shares upon the conversion, exchange or exercise of such Award (for avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option or SAR may be cancelled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating the event).

16. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to any grant or exercise of an Incentive Award until (i) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (ii) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of an Incentive Award, or may issue stop transfer orders in respect thereof.

17. No Right of Employment or Service. Nothing contained herein, in the Award Agreement or in an Incentive Award shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director, consultant or independent contractor (without or with pay), at any time, with or without cause.

18. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Incentive Award. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property (including Shares that would otherwise be issuable to the holder pursuant to the Incentive Award) due or to become due to the holder of such Incentive Award. In addition, if allowed by the Committee, such taxes may be paid by the withholding of cash or Shares which would be paid or delivered pursuant to such grant or exercise of Incentive Award. Notwithstanding the foregoing or anything else in the Plan to the contrary, in no event may Shares with a Fair Market Value in excess of the legally required withholding amount based on the minimum statutory withholding rates for federal and state tax purposes that are applicable to such supplemental taxable income be withheld for the payment of tax obligations (in whole or part).

19. Conformity to Section 409A of the Code. It is intended that all Incentive Awards under this Plan and any Award Agreement, either be exempt from or structured to avoid taxation under Section 409A. All Options, SARs or other similar Incentive Awards that are granted with an exercise price shall either be granted with an exercise price such that the Incentive Award would not constitute deferred compensation under Section 409A or shall otherwise be structured to avoid taxation under Section 409A. Any ambiguity in this Plan and any Award Agreement shall be interpreted to either fall within an exemption to or comply with Section 409A. To the extent applicable, (i) each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A and (ii) in the event the stock of the Corporation is publicly traded on an established securities market or otherwise and the holder of an Incentive Award is a “specified employee” (as determined under the Corporation’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the holder’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be deferred compensation subject to Section 409A shall, to the extent required under Section 409A, not be paid or begin payment until the earlier of the holder’s death or the first day following the six (6) month anniversary of the holder’s date of termination of employment. If an Incentive Award is nonqualified deferred compensation subject to Section 409A, any use of the term “termination of employment” shall mean a “separation from service.” In no event shall the Corporation, the Board of Directors, the Committee or any of the Corporation’s officers, directors, employees or representatives have any liability to the holder of an Incentive Award with respect to this Section 19.

20. Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted and, the Board of Directors or the Committee may amend any outstanding Incentive Awards; provided, however, that no such action shall modify any Incentive Award in a manner adverse in any material respect to the holder of such Incentive Award without such holder’s consent except as such modification is provided for or contemplated in the terms of the Incentive Award or the Plan (including, for avoidance of doubt, pursuant to Section 15 hereof) or as required to comply with law or the applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or to any individual during any calendar year or change the class of persons to whom Incentive Awards may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment and, to the extent required by Section 422 of the Code, Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or applicable law or securities exchange rule, no amendment shall be effective unless approved by the shareholders of the Corporation.

21. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Incentive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Incentive Awards under the Plan and the terms and provisions of such Incentive Awards.

22. Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or numbers as the circumstances require. Unless otherwise expressly providing, the word “including” does not limit the preceding words or terms.

23. Severability; Entire Agreement. In the event any provision of the Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as if such provision had not be included.

24. Survival of Terms; Conflicts. The provisions of this Plan shall survive the termination of this Plan to the extent consistent with, or necessary to carry out, the purposes thereof. To the extent of any conflict between the Plan and any Award Agreement the Plan will control, provided, however, that may impose any Award Agreement may impose greater restrictions or grant lesser rights than the Plan.

25. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Corporation, its Subsidiaries and their successors and assigns.

26. Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

27. Effective Date. This Plan is conditioned upon its approval by the stockholders of the Corporation in accordance with Sections 422 and 162(m) of the Code and the applicable listing standards of The Nasdaq Stock Market, and any Incentive Awards granted prior to the date of such approval shall be conditioned upon such stockholder approval. If such approval is not obtained, then the Plan and any such Incentive Awards shall be void and of no force or effect.

28. Final Grant Date. No Incentive Award shall be granted under the Plan after May 14, 2024.

Exhibit A

OPTION CERTIFICATE

INCENTIVE STOCK OPTION

(Non-Assignable)

                Shares

To Purchase Common Stock of

INTERSECTIONS INC.

Issued Pursuant to the

2014 Stock Incentive Plan of Intersections Inc.

THIS CERTIFIES that on                 , 20    ,                 (the “Holder”) was granted an incentive stock option (“Option”) to purchase at the Option exercise price of $         per share all or any part of                  fully paid and non-assessable shares (“Shares”) of the common stock of Intersections Inc. (the “Corporation”), pursuant to the 2014 Stock Incentive Plan of Intersections Inc. (the “Plan”), upon and subject to the following terms and conditions.

This Option shall expire on                 , 20    .

This Option may be exercised or surrendered during the Holder’s lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

Except as otherwise provided pursuant to the Plan, this Option shall be exercisable as follows: [Add Exercise Rate]. In no event, however, may the Option be exercised after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to the Plan in connection with the Holder’s termination of employment or service with the Corporation or its subsidiaries.

The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this certificate. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above.

INTERSECTIONS INC.

By:

Exhibit B

OPTION CERTIFICATE

NON-QUALIFIED STOCK OPTION

                    Shares

To Purchase Common Stock of

INTERSECTIONS INC.

Issued Pursuant to the

2014 Stock Incentive Plan of Intersections Inc.

THIS CERTIFIES that on                     , 20    ,                     (the “Holder”) was granted an option (“Option”), which is not to be treated as an incentive stock option under Section 422 of the Internal Revenue Code, to purchase at the Option exercise price of $            per share all or any part of             fully paid and non-assessable shares (“Shares”) of the common stock of Intersections Inc. (the “Corporation”), pursuant to the 2014 Stock Incentive Plan of Intersections Inc. (the “Plan”), upon and subject to the following terms and conditions.

This Option shall expire on                     , 20    .

This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as otherwise provided pursuant to the Plan.

Except as otherwise provided pursuant to the Plan, this Option shall be exercisable as follows: [Add Exercise Rate]. In no event, however, may the Option be exercised after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to the Plan in connection with the Holder’s termination of employment or service with the Corporation or its subsidiaries.

The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this certificate. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above.

INTERSECTIONS INC.

By:

Exhibit C

INCENTIVE AWARD AGREEMENT

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of                     , 20    , by and between Intersections Inc. (the “Corporation”) and         (the “Holder”).

WHEREAS, the Corporation has established the 2014 Stock Incentive Plan (the “Plan”) pursuant to which shares of the Corporation’s common stock, par value $.01 per share (“Shares”), may be awarded to employees, directors, consultants and independent contractors of the Corporation and its Subsidiaries; and

WHEREAS, the Corporation has granted to the Holder a restricted stock award pursuant to the Plan; and

WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said restricted stock award;

NOW, THEREFORE, the parties hereto agree as follows:

1. Restricted Stock Award.

(a) Pursuant to the Plan, the Holder has been awarded on             , 200     (the “Award Date”), a restricted stock award with respect to                 Shares (the “Restricted Stock Award”), subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement. The purchase price for the Shares subject to the Restricted Stock Award shall be $.01 per Share, payable in cash, or by check to the order of the Corporation, within 30 days after the Award Date.

(b) The Restricted Stock Award and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Vesting and Restrictions. Restrictions shall be imposed on a transfer of the Shares issued pursuant to the Restricted Stock Award, and such Shares shall be subject to risk of forfeiture, as follows:

Except as otherwise provided pursuant to the acceleration provisions of the Plan, the Shares issued pursuant to the Restricted Stock Award shall become vested as follows [ADD VESTING SCHEDULE]; provided the Holder is still in the employ or service of the Corporation or a Subsidiary on each such respective vesting date. Restrictions shall be imposed on any transfer of the Shares subject to the Restricted Stock Award until such time as the Shares shall become vested in accordance with this Section 2. If the Holder’s employment or service with the Corporation and its Subsidiaries terminates prior to the date on which the Shares become vested, any Shares (and any dividends, distributions and adjustments with respect thereto) which were not theretofore vested shall be forfeited and the purchase price paid therefor shall be returned to the Holder. Any other applicable restrictions or conditions under the requirements of any stock exchange upon which the Shares issued pursuant to the Restricted Stock Award or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed.

3. Stockholder Rights. Except to the extent of the restrictions set forth in Section 2, the Holder shall have all the rights and privileges of a beneficial and record owner with respect to the Shares issued pursuant to the Restricted Stock Award; provided, however, that (i) any stock certificate or certificates representing such Shares shall be retained by the Corporation for the Holder’s account until such Shares become vested, and (ii) dividends, distributions and adjustments with respect to such Shares shall be subject to the same restrictions and risk of forfeiture as are imposed on the Shares, and shall be retained by the Corporation for the Holder’s account and for delivery to the Holder, together with the stock certificate or certificates representing such Shares, if, as and when such Shares become vested.

4. Restrictive Legend. Any certificate representing Shares issued pursuant to the Restricted Stock Award shall bear a legend making appropriate references to the restrictions imposed by this Agreement. At such time as Shares become vested pursuant to this Agreement, a new certificate representing such Shares shall be issued (in substitution for the prior certificate) which shall, if applicable, bear a legend making appropriate references to any restrictions imposed by stock exchange and/or securities law requirements. Notwithstanding any other provision of this Agreement or the Plan to the contrary, in lieu of issuing one or more stock certificates representing Shares, record ownership of the Shares issued pursuant to the Restricted Stock Award in the name of the Holder may, in the sole discretion of the Corporation, be evidenced by appropriate entry in the Corporation’s stock ownership records, in which case the Holder may receive a certificate or certificates representing such Shares only by written request to the Corporation.

5. Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including, without limitation, the Corporation’s and Subsidiaries’ tax withholding rights with respect to the Restricted Stock Award and the Shares issued pursuant thereto. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

6. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto; provided, however, that this Agreement may be amended without the consent of the Holder if such amendment is not adverse in any material respect to the Holder or to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

7. Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, the remaining provisions of this Agreement shall not be affected thereby and shall continue in effect and application to the fullest extent in accordance with their terms.

8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

9. Successors in Interest. This Agreement shall inure to the benefit of, and be binding on, the Corporation and its successors and assigns. This Agreement shall inure to the benefit of, and be binding on, the Holder and the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors and administrators. This Agreement shall not be assignable by the Holder.

10. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto with respect to the Restricted Stock Award.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INTERSECTIONS INC.

By:

[Name of Holder]

Exhibit D

INCENTIVE AWARD AGREEMENT

RSU AWARD AGREEMENT

THIS AGREEMENT, made as of                 , 20    , by and between Intersections Inc. (the “Corporation”) and          (the “Holder”).

WHEREAS, the Corporation has established the 2014 Stock Incentive Plan (the “Plan”) pursuant to which restricted stock units (the “RSUs”), may be awarded to employees, directors, consultants and independent contractors of the Corporation and its Subsidiaries; and

WHEREAS, an RSU constitutes an unfunded and unsecured promise of the Corporation to deliver (or cause to be delivered) to the Holder, subject to the terms of this Agreement, a share of common stock, par value $.01 of the Corporation (the “Share”) (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) on a delivery date as provided herein (the Shares that are deliverable to the Holder pursuant to the RSU are hereinafter referred to as “RSU Shares”); and

WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said RSU award;

NOW, THEREFORE, the parties hereto agree as follows:

1. RSU Award.

(a) Pursuant to the Plan, the Holder has been awarded on                 , 20     (the “Award Date”),                 RSUs (the “RSU Award”) subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement.

(b) The RSU Award and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Vesting and Restrictions. Except as otherwise provided pursuant to the acceleration provisions of the Plan, the RSU Award shall become vested as follows [ADD VESTING SCHEDULE]; provided the Holder is still in the employ or service of the Corporation or a Subsidiary on each such respective vesting date. If the Holder’s employment or service with the Corporation and its Subsidiaries terminates prior to the date on which the RSUs become vested, any RSUs which were not theretofore vested shall be cancelled with no compensation due to the Holder. Any other applicable restrictions or conditions under the requirements of any stock exchange upon which any Shares issued pursuant to the RSUs or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed.

3. Delivery of RSU Shares or Cash. RSU Shares are to be delivered on or within a reasonable time after the date of vesting specified in Section 2 but no later than March 15th following the year in which such RSU vests (the “Delivery Date”). On the Delivery Date, the Corporation shall transfer to the Holder one unrestricted, fully transferable Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share on such date of vesting) for each vested RSU scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.

4. Ownership, Voting Rights, Duties. Unless and until the delivery of underlying RSU Shares, the Holder has no rights as a shareholder of the Corporation. The Holder’s rights with respect to the RSU Award shall be that of a general unsecured creditor of the Corporation.

5. Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including, without limitation, the Corporation’s and Subsidiaries’ tax withholding rights with respect to the RSU Award and any RSU Shares issued, or cash paid, pursuant thereto. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

6. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto; provided, however, that this Agreement may be amended without the consent of the Holder if such amendment is not adverse in any material respect to the Holder or to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

7. Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, the remaining provisions of this Agreement shall not be affected thereby and shall continue in effect and application to the fullest extent in accordance with their terms.

8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

9. Successors in Interest. This Agreement shall inure to the benefit of, and be binding on, the Corporation and its successors and assigns. This Agreement shall inure to the benefit of, and be binding on, the Holder and the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors and administrators. This Agreement shall not be assignable by the Holder.

10. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto with respect to the RSU award.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INTERSECTIONS INC.

By:

[Name of Holder]

ANNUAL MEETING OF STOCKHOLDERS OF

INTERSECTIONS INC.

May 14, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, form of Proxy Card and the Company’s 2013

Annual Report to Stockholders are available at http://www.proxydocs.com/intx

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

[ ]				[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. To elect 7 nominees for Directors:		2. An advisory vote on executive compensation:	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)	Nominees: ( ) Michael R. Stanfield ( ) John M. Albertine ( ) Thomas G. Amato ( ) James L. Kempner ( ) Thomas L. Kempner ( ) David A. McGough ( ) William J. Wilson	3. To approve the 2014 Stock Incentive Plan:	FOR ☐	AGAINST ☐	ABSTAIN ☐
		4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014:	FOR ☐	AGAINST ☐	ABSTAIN ☐
		5. With discretionary authority upon such other matters as may properly come before the Meeting:	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE PROPOSAL RELATING TO THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE APPROVAL OF THE 2014 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTIONS	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

BEFORE THE MEETING:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Signature of
Stockholder ____________ Date: __________ Stockholder __________________ Date: ___________________

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTERSECTIONS INC.

2014 ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Intersections Inc., a Delaware corporation, hereby appoints Michael R. Stanfield, John G. Scanlon and Neal B. Dittersdorf and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., local time, on May 14, 2014, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed and dated on the reverse side)